 Exhibit 4.4

DIGITAL TURBINE, INC.

as Issuer,

the Guarantors party hereto

AND

U.S. Bank National Association

as Trustee

First Supplemental Indenture

Dated as of January 12,
2017

8.75% Convertible Senior

Notes due 2020

FIRST SUPPLEMENTAL INDENTURE, dated as of January 12, 2017 (the “Supplemental Indenture”) by and among Digital Turbine, Inc., a company duly incorporated and existing under the laws of Delaware, United States of America, and having its principal office at 300 GUADALUPE STREET, SUITE 302, AUSTIN TX 78701, as Issuer (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”) under the Indenture, dated as of September 28, 2016 (the “Indenture”). Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the meanings assigned to them therein.

RECITALS OF THE COMPANY

WHEREAS, the Company has outstanding 8.75% Convertible Senior Notes due 2020 (each a “Note” and collectively, the “Notes”) issued pursuant to the Indenture;

WHEREAS, each of the Guarantors has guaranteed the Company’s obligations under the Indenture and the Notes (the “Note Guarantees”) executed pursuant to the Indenture;

WHEREAS, the Company filed a Registration Statement on Form S-1 on October 28, 2016, File No. 333-214321, an Amendment No. 1 to Form S-1 on December 23, 2016 and an Amendment No. 2 to Form S-1 on January 6, 2017 (as may be further amended, the “Registration Statement”), covering the Notes and certain other securities;

WHEREAS, Section 13.01(ix) of the Indenture allows the Company, the Guarantors and the Trustee to enter into a supplemental indenture, without the consent of any Holders, for the purpose of complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

WHEREAS, the Company and each of the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Company and the Guarantors, respectively, in accordance with the terms of the Indenture, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

Article 1.

Section 1.01         Amendments to the Indenture. As of the date hereof, the Indenture is hereby amended, modified and supplemented as follows:

(a)          The Table of Contents of the Indenture is hereby amended by inserting the cross-references table showing the location in the Indenture of the provisions included therein pursuant to Section 310 through 318(a), inclusive, of the Trust Indenture Act, with a copy of such cross-references table being attached hereto as Exhibit A.

1

(b)          The definition of “Indenture” in Section 1.01 of the Indenture is hereby amended by inserting at the end of the last sentence the following clause:

, including the provisions of the Trust Indenture Act that would be automatically deemed to be part of this Indenture by operation of the Trust Indenture Act assuming this Indenture were qualified under the Trust Indenture Act

(c)          Article 1 of the Indenture is hereby amended by inserting a Section 1.12 in the appropriate numerical order as follows:

Section 1.12 Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by any Commission rule and not otherwise defined herein have the meanings assigned to them therein.

(d)          Section 4.08 of the Indenture is hereby amended by inserting immediately after the last sentence the following sentence:

In the event the Company at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all reports, if any, as may be required by the provisions of Trust Indenture Act Section 314(a).

(e)          Section 10.01(b) of the Indenture is hereby amended by inserting immediately after subsection (xi) the following sentence:

Subsections 10.01(b)(ii)-(xi) do not limit the effect of subsection 10.01(b)(i).

(f)          Article 11 of the Indenture is hereby amended by inserting a Section 11.03 in the appropriate numerical order as follows:

Section 11.03 Reports by Trustee.

(a)          From the date on which this Indenture is qualified under the Trust Indenture Act, as promptly as practicable after each September 15 beginning with the September 15 following the date of this Indenture, and in any event within 12 months of the last such report, the Trustee shall send to each Holder, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such September 15 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. From the date on which this Indenture is qualified under the Trust Indenture Act, the Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act.

2

(b)          A copy of each report transmitted to Holders pursuant to this Section 11.03 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the shares of Common Stock underlying the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the shares of Common Stock underlying the Notes are listed on any national securities exchange and of any delisting thereof.

(g)          Article 13 of the Indenture is hereby amended by inserting a Section 13.07 in the appropriate numerical order as follows:

Section 13.07 Compliance with the Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

(h)          Article 14 of the Indenture is hereby amended by inserting a Section 14.17 in the appropriate numerical order as follows:

Section 14.17 Conflict with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.02         Comprehensive Indenture. For illustrative purposes only, a copy of the Indenture with the amendments in this Supplemental Indenture incorporated with added text indicated by underlining is attached hereto as Exhibit B.

Article 2.

Section 2.01         Benefit. All the covenants, provisions, stipulations and agreements contained in this Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the Holders and registered owners from time to time of the Notes as hereby amended and supplemented.

Section 2.02         Receipt by Trustee. In accordance with Section 1.02 and Section 14.02 of the Indenture, the Trustee acknowledges that it has received an Officer’s Certificate and Opinion of Counsel stating that the Supplemental Indenture complies with Section 14.02 of the Indenture and that all conditions precedent provided in the Indenture relating to the Supplemental Indenture have been satisfied.

3

Section 2.03         Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.04         Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart by facsimile or by electronic means shall be effective as delivery of a manually executed counterpart thereof.

Section 2.05         Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.06         References. Each reference in the Indenture or this Supplemental Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this Supplemental Indenture, except where the context otherwise indicates.

Section 2.07         Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 2.08         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company.

Section 2.09         Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of the page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DIGITAL TURBINE, INC.

By:
Name:	William Stone
Title:	Chief Executive Officer

By:
Name:	Barrett Garrison
Title:	Chief Financial Officer

GUARANTORS:

Digital Turbine USA, Inc., a Delaware corporation

By:
Name:	William Stone
Title:	Chief Executive Officer

Digital Turbine Media, Inc., a Delaware corporation

By:
Name:	William Stone
Title:	Chief Executive Officer

Digital Turbine (EMEA) Ltd., a company formed under the laws of Israel

By:
Name:	William Stone
Title:	Chief Executive Officer

By:
Name:	Revital Musalem
Title:	Controller

Digital Turbine Asia Pacific Pty Ltd., a company formed under the laws of Australia

By:
Name:	William Stone
Title:	Chief Executive Officer

Signature Page to Supplemental Indenture

U.S. Bank National Association
as Trustee

By:
Name:	Bradley E. Scarbrough
Title:	Vice President

Signature Page to Supplemental Indenture

EXHIBIT A

Cross-Reference Table

[See attached.]

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section(s)
Section	310(a)(1)	10.10
	(a)(2)	10.10
	(a)(3)	N.A.	**
	(a)(4)	N.A.
	(a)(5)	10.10
	(b)	10.09
	(c)	N.A.
Section	311(a)	10.14
	(b)	10.05
	(c)	N.A.
Section	312(a)	11.01; 11.02(a)
	(b)	11.02(b)
	(c)	11.02(b)
Section	313(a)	11.03(a)
	(b)(1)	N.A.
	(b)(2)	11.03(a)
	(c)	11.03(a)
	(d)	11.03(b)
Section	314(a)	4.08
	(b)	N.A.
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	N.A.
	(d)	N.A.
	(e)	1.02
	(f)	N.A.
Section	315(a)	10.01(b)
	(b)	10.02
	(c)	10.01(a)
	(d)	10.01(b)
	(d)(2)	10.01(b)
	(d)(3)	10.01(b)
	(e)	8.13
Section	316(a) (last sentence)	14.03
	(a)(1)(A)	8.12
	(a)(1)(B)	8.02(b)
	(a)(2)	N.A.
	(b)	8.08
	(c)	1.04(c)
Section	317(a)(1)	8.04
	(a)(2)	8.05
	(b)	4.04
Section	318(a)	14.17
	(b)	N.A.
	(c)	14.17

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

EXHIBIT B

Comprehensive Indenture

[See attached.]

DIGITAL TURBINE, INC.

as issuer,

the Guarantors party hereto

AND

U.S. Bank National Association

as Trustee

Indenture

Dated as of September 28,
2016

and
Supplemented as of January 12,
2017

8.75% Convertible Senior

Notes due 2020

~~[TIA CROSS REFERENCE TO BE ADDED WHEN FILED WITH SEC]~~

Page

Article 1.	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1
Section 1.01	Definitions	1
Section 1.02	Compliance Certificates and Opinions	~~15~~17
Section 1.03	Form of Documents Delivered to Trustee	~~16~~18
Section 1.04	Acts of Holders; Record Dates	~~17~~18
Section 1.05	Notices, Etc., to Trustee and Company	~~17~~19
Section 1.06	Notice to Holders; Waiver	~~18~~19
Section 1.07	Effect of Headings and Table of Contents	~~18~~20
Section 1.08	Successors and Assigns	~~18~~20
Section 1.09	Severability Clause	~~19~~20
Section 1.10	Benefits of Indenture	~~19~~20
Section 1.11	No Recourse Against Others	~~19~~20
Section 1.12	Trust Indenture Act Provisions	20
Article 2.	SECURITY FORMS	~~19~~20
Section 2.01	Forms Generally	~~19~~20
Section 2.02	Form of Face of Note	~~19~~21
Section 2.03	Form of Reverse of Note	~~24~~26
Article 3.	THE SECURITIES	~~35~~37
Section 3.01	Title and Terms; Payments	~~35~~37
~~Section 3.02~~	~~Ranking~~	~~36~~
Section 3.02	Ranking	38
Section 3.03	Denominations	~~36~~38
Section 3.04	Execution, Authentication, Delivery and Dating	~~36~~38
Section 3.05	Temporary Notes	~~37~~39
Section 3.06	Registration; Registration of Transfer and Exchange	~~37~~39
Section 3.07	Transfer Restrictions	~~38~~41
Section 3.08	Expiration of Restrictions	~~42~~44
Section 3.09	Mutilated, Destroyed, Lost and Stolen Notes	~~43~~45
Section 3.10	Persons Deemed Owners	~~44~~46
Section 3.11	Transfer and Exchange	~~44~~46
Section 3.12	Cancellation	~~47~~49
Section 3.13	CUSIP Numbers	~~47~~49
Article 4.	PARTICULAR COVENANTS OF THE COMPANY	~~48~~50
Section 4.01	Payment of Principal and Interest	~~48~~50
Section 4.02	Maintenance of Office or Agency	~~48~~50
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office	~~48~~50
Section 4.04	Provisions as to Paying Agent	~~48~~51
Section 4.05	Existence	~~49~~52
Section 4.06	Rule 144A Information Requirement	~~50~~52
Section 4.07	Resale of Certain Notes	~~50~~52
Section 4.08	Commission Filings and Reports	~~50~~52

 i

(continued)

Page

Section 4.09	Book-Entry System	~~50~~52
Section 4.10	Additional Interest	~~50~~53
Section 4.11	Stay; Extension and Usury Laws	~~51~~53
Section 4.12	Compliance Certificate	~~51~~53
Section 4.13	Limitation on Indebtedness and Restricted Payments	~~51~~53
Section 4.14	Additional Note Guarantees	~~52~~54
Section 4.15	Prohibition on Variable Rate Transactions	~~52~~54
Article 5.	OPTIONAL REDEMPTION	~~52~~54
Section 5.01	Optional Redemption	~~52~~54
Section 5.02	Notice of Optional Redemption; Selection of Notes	~~53~~55
Section 5.03	Payment of Notes Called for Redemption	~~54~~56
Section 5.04	Restrictions on Redemption	~~55~~57
Article 6.	CONVERSION	~~55~~57
Section 6.01	Right to Convert; Early Conversion Payment	~~55~~57
Section 6.02	Conversion Procedure	~~56~~58
Section 6.03	Settlement upon Conversion	~~58~~60
Section 6.04	Limitations on Issuance of Shares Due to Market Regulation	~~58~~60
Section 6.05	Adjustment of Conversion Rate	~~62~~64
Section 6.06	Effect of Reclassification, Consolidation, Merger or Sale	~~73~~75
Section 6.07	Adjustments of Prices	~~74~~76
Section 6.08	Adjustment upon a Make-Whole Fundamental Change	~~74~~76
Section 6.09	Taxes on Shares Issued	~~76~~78
Section 6.10	Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements	~~76~~78
Section 6.11	Responsibility of Trustee and Conversion Agent	~~76~~78
Section 6.12	Notice to Holders Prior to Certain Actions	~~77~~79
Section 6.13	Shareholder Rights Plan	~~78~~80
Section 6.14	Company Determination Final	~~78~~80
Article 7.	PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE	~~78~~80
Section 7.01	Purchase at Option of Holders upon a Fundamental Change	~~78~~80
Section 7.02	Effect of Fundamental Change Purchase Notice	~~80~~82
Section 7.03	Withdrawal of Fundamental Change Purchase Notice	~~81~~83
Section 7.04	Deposit of Fundamental Change Purchase Price	~~81~~83
Section 7.05	Notes Purchased in Whole or in Part	~~82~~84
Section 7.06	Covenant to Comply With Securities Laws upon Purchase of Notes	~~82~~84
Section 7.07	Repayment to the Company	~~82~~84
Article 8.	EVENTS OF DEFAULT; REMEDIES	~~82~~84
Section 8.01	Events of Default	~~82~~84

(continued)

Page

Section 8.02	Acceleration of Maturity: Waiver of Past Defaults and Rescission	~~84~~86
Section 8.03	Additional Interest	~~85~~87
Section 8.04	Collection of Indebtedness and Suits for Enforcement by Trustee	~~87~~89
Section 8.05	Trustee May File Proofs of Claim	~~87~~89
Section 8.06	Application of Money Collected	~~87~~90
Section 8.07	Limitation on Suits	~~88~~90
Section 8.08	Unconditional Right of Holders to Receive Payment	~~88~~90
Section 8.09	Restoration of Rights and Remedies	~~89~~90
Section 8.10	Rights and Remedies Cumulative	~~89~~91
Section 8.11	Delay or Omission Not Waiver	~~89~~91
Section 8.12	Control by Holders	~~89~~91
Section 8.13	Undertaking for Costs	~~89~~91
Section 8.14	Violations of Certain Covenants	~~90~~92
Article 9.	MERGER, CONSOLIDATION OR SALE OF ASSETS	~~90~~92
Section 9.01	Company May Consolidate, etc., only on Certain Terms	~~90~~92
Section 9.02	Successor Substituted	~~91~~92
Article 10.	THE TRUSTEE	~~91~~93
Section 10.01	Duties and Responsibilities of Trustee	~~91~~93
Section 10.02	Notice of Defaults	~~93~~95
Section 10.03	Reliance on Documents, Opinions, Etc	~~93~~95
Section 10.04	No Responsibility for Recitals, Etc	~~95~~96
Section 10.05	Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes	~~95~~97
Section 10.06	Monies to be Held in Trust	~~95~~97
Section 10.07	Compensation and Expenses of Trustee	~~95~~97
Section 10.08	Officers’ Certificate as Evidence	~~96~~97
Section 10.09	Conflicting Interests of Trustee	~~96~~98
Section 10.10	Eligibility of Trustee	~~96~~98
Section 10.11	Resignation or Removal of Trustee	~~96~~98
Section 10.12	Acceptance by Successor Trustee	~~97~~99
Section 10.13	Succession by Merger, Etc	~~98~~100
Section 10.14	Preferential Collection of Claims	~~98~~100
Section 10.15	Trustee’s Application for Instructions from the Company	~~99~~100
Article 11.	HOLDERS’ LISTS AND REPORTS BY TRUSTEE	~~99~~101
Section 11.01	Company to Furnish Trustee Names and Addresses of Holders	~~99~~101
Section 11.02	Preservation of Information; Communications to Holders	~~99~~101
Section 11.03	Reports by Trustee	101
Article 12.	SATISFACTION AND DISCHARGE	~~100~~102
Section 12.01	Discharge of Indenture	~~100~~102

(continued)

Page

Section 12.02	Deposited Monies to be Held in Trust by Trustee	~~100~~102
Section 12.03	Paying Agent to Repay Monies Held	~~100~~102
Section 12.04	Return of Unclaimed Monies	~~101~~102
Section 12.05	Reinstatement	~~101~~103
Article 13.	SUPPLEMENTAL INDENTURES	~~101~~103
Section 13.01	Supplemental Indentures without Consent of Holders	~~101~~103
Section 13.02	Supplemental Indentures with Consent of Holders	~~102~~104
Section 13.03	Execution of Supplemental Indentures	~~103~~105
Section 13.04	Effect of Supplemental Indentures	~~104~~105
Section 13.05	Reference in Notes to Supplemental Indentures	~~104~~105
Section 13.06	Notice to Holders of Supplemental Indentures	~~104~~106
Section 13.07	Compliance with the Trust Indenture Act	106
Article 14.	MISCELLANEOUS	~~104~~106
Section 14.01	Notices	~~104~~106
Section 14.02	Certificate and Opinion as to Conditions Precedent	~~105~~107
Section 14.03	When Notes Are Disregarded	~~105~~107
Section 14.04	Rules by Trustee, Paying Agent and Registrar	~~105~~107
Section 14.05	Legal Holidays	~~105~~107
Section 14.06	Governing Law	~~106~~107
Section 14.07	No Recourse against Others	~~106~~108
Section 14.08	Successors	~~106~~108
Section 14.09	Multiple Originals	~~106~~108
Section 14.10	Table of Contents; Headings	~~106~~108
Section 14.11	Severability Clause	~~106~~108
Section 14.12	Calculations	~~106~~108
Section 14.13	Waiver of Jury Trial	~~107~~108
Section 14.14	Consent to Jurisdiction	~~107~~109
Section 14.15	Force Majeure	~~107~~109
Section 14.16	U.S.A. Patriot Act	~~107~~109
Section 14.17	Conflict with the Trust Indenture Act	109
Article 15.	NOTE GUARANTEES	~~108~~109
Section 15.01	Guarantee	~~108~~109
Section 15.02	Limitation on Guarantor Liability	~~109~~111
Section 15.03	Execution and Delivery of Note Guarantee	~~109~~111
Section 15.04	Guarantors May Consolidate, etc., on Certain Terms	~~110~~111
Section 15.05	Releases	~~110~~112

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section(s)
Section	310(a)(1)	10.10
	(a)(2)	10.10
	(a)(3)	N.A.	**
	(a)(4)	N.A.
	(a)(5)	10.10
	(b)	10.09
	(c)	N.A.
Section	311(a)	10.14
	(b)	10.05
	(c)	N.A.
Section	312(a)	11.01; 11.02(a)
	(b)	11.02(b)
	(c)	11.02(b)
Section	313(a)	11.03(a)
	(b)(1)	N.A.
	(b)(2)	11.03(a)
	(c)	11.03(a)
	(d)	11.03(b)
Section	314(a)	4.08
	(b)	N.A.
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	N.A.
	(d)	N.A.
	(e)	1.02
	(f)	N.A.
Section	315(a)	10.01(b)
	(b)	10.02
	(c)	10.01(a)
	(d)	10.01(b)
	(d)(2)	10.01(b)
	(d)(3)	10.01(b)
	(e)	8.13
Section	316(a) (last sentence)	14.03
	(a)(1)(A)	8.12
	(a)(1)(B)	8.02(b)
	(a)(2)	N.A.
	(b)	8.08
	(c)	1.04(c)
Section	317(a)(1)	8.04
	(a)(2)	8.05
	(b)	4.04
Section	318(a)	14.17
	(b)	N.A.
	(c)	14.17

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

 v

INDENTURE, dated as of September 28, 2016 between Digital Turbine, Inc., a company duly incorporated and existing under the laws of Delaware, United States of America, and having its principal office at 300 GUADALUPE STREET, SUITE 302, AUSTIN TX 78701, as Issuer (the “Company”), the Guarantors (as defined) and U.S. Bank National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 8.75% Convertible Senior Notes due 2020 (each a “Note” and collectively, the “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantors have duly authorized the creation of the Note Guarantees (as defined), and to provide therefor the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes and the Note Guarantees, when executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid and legally binding obligations of the Company and the Guarantors, respectively, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, respectively, in accordance with the terms of the Notes, the Note Guarantees and this Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

Article 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01           Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(i)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(ii)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

1

“Additional Interest” means all amounts, if any, payable pursuant to Section 8.03 hereof and Section 6 of the Registration Rights Agreement. Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any. Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Shares” has the meaning specified in Section 6.08(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Notes” means Notes owned by a Holder that is an affiliate of the Company (within the meaning of Rule 144) as of the applicable date of determination or has been an affiliate of the Company (within the meaning of Rule 144) within the preceding three months.

“Agent Members” has the meaning specified in Section 3.06(b).

“Applicable Conversion Price” means the Conversion Price in effect at any given time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Approved Stock Plan” means any and all currently existing or future equity incentive plans or agreements providing for issuance, upon approval by the Board or a duly authorized committee or delegee thereof, of shares of Common Stock, options to purchase Common Stock or other securities of, or exchangeable for, the Company to the employees, officers, directors and/or consultants of the Company or its Subsidiaries, in each case, that are approved by shareholders or are inducement plans under the rules and regulations of the Principal Market. For clarity, the Company’s 2011 Equity Incentive Plan, as amended to date, and all shares issued and issuable thereunder now or in the future, is included as an Approved Stock Plan.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder’s or any of the foregoing, and (iii) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject, collectively, the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Capital Increase” has the meaning specified in Section 6.04.

2

“Authorized Share Failure” has the meaning specified in the definition of “Equity Conditions.”

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or the General Counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Corporate Trust Office is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Clause A Distribution” has the meaning specified in Section 6.05(d).

“Clause B Distribution” has the meaning specified in Section 6.05(d).

“Clause C Distribution” has the meaning specified in Section 6.05(d).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means the shares of common stock, $0.0001 par value per share, of the Company as they exist on the date of this Indenture, subject to the provisions of Section 6.06.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company (a) by its Chief Executive Officer, its President, or its Chief Financial Officer or any of its Vice Presidents, and (b) by its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents, and delivered to the Trustee.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

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“Conversion Date” has the meaning specified in Section 6.02(b).

“Conversion Notice” shall have the meaning specified in Section 6.02(b).

“Conversion Price” means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate.

“Conversion Rate” means initially 733.14 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustment as set forth herein.

“Conversion Shares” means shares of Common Stock received pursuant to conversion of Notes in accordance with Article 6 hereof.

“Conversion Share Delivery Date” has the meaning specified in Section 6.02(c)

“Corporate Trust Office” means the office of the Trustee at which this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: B. Scarbrough (Digital Turbine Administrator), Facsimile No.: (213) 615-6197, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Company). With respect to presentation of notes for Registration of transfer or exchange or Maturity, such address shall be the address set forth above.

“Daily VWAP” means the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “APPS <equity> AQR” (or any successor thereto if such page it not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 6.05(d).

“DTC” means The Depository Trust Company.

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“Early Conversion Payment” means, with respect to any conversion of the Notes prior to September 23, 2019, a payment equal to the remaining scheduled payments of interest that would have been made on the Notes being converted from the date of conversion (or, in the case of conversion between a Regular Record Date and the following Interest Payment Date, from such Interest Payment Date) until the September 23, 2019.

“Effective Date” has the meaning specified in Section 6.08(c).

“effective date” for purposes of Section 6.05, means the first date on which the shares of Common Stock trade on the applicable exchange or applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Eligible Market” has the meaning specified in the definition of “Fundamental Change.”

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“Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (or, in connection with a redemption, issuable upon conversion of the Notes being redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (the “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement (it being understood that any day that, under the Registration Rights Agreement, the Registration Statement or prospectus contained therein is not required to be available shall be disregarded for purposes of measuring compliance during the Equity Conditions Measuring Period of this clause (x)) or (y) the Required Minimum Securities Amount shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and the Company is in compliance with the requirements of Rule 144(c)(1), including, without limitation, satisfying the current public information requirement under Rule 144(c); (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all Required Minimum Securities Amount) is listed or designated for quotation (as applicable) on the Nasdaq Capital Market or other Eligible Market and shall not have been suspended from trading on the Nasdaq Capital Market or other Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened in writing (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by the Nasdaq Capital Market or other Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Nasdaq Capital Market or other Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable) (provided, at any time that the Nasdaq Capital Market or other Eligible Market shall have accepted a plan of remediation or plan to regain compliance, then so long as such acceptance is in effect, then a delisting or suspension by an Eligible Market shall not be deemed to exist); (iii) during the Equity Conditions Measuring Period, the Company shall, in all material respects, have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the Warrant Agreement; (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Change shall have occurred which has not been abandoned, terminated or consummated; (v) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (vi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on the Nasdaq Capital Market or other Eligible Market, (vii) any shares of Common Stock to be issued in connection with the event requiring determination (or, in connection with a redemption, issuable upon conversion of the Notes to be redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without violating Section 6.04(a) hereof and, assuming solely for the purpose of this clause (vii), that such Holder together with the other Attribution Parties do not then hold any shares of Common Stock “long” (as defined in Regulation SHO of the Exchange Act), would not result in a violation of Section 6.04(c) hereof (provided (A) satisfaction of this clause (vii) shall be measured on a Holder by Holder basis, such that failure of this condition as to one Holder shall not be deemed failure of this condition as to any other Holder and (B) in connection with a redemption, if the Company elects in its sole discretion to deliver notice of such redemption to the affected Holder and all other Holders (whether or not affected) in accordance with this Indenture at least 65 calendar days prior to the applicable date of redemption, the Company may assume for purposes of determining whether a violation of Section 6.04(c) would occur that, in addition to the assumption regarding not holding shares “long” noted above, that the Maximum Percentage of every Holder is 9.99%); (viii) such applicable Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like (provided, satisfaction of this clause (viii) shall be measured on a Holder by Holder basis, such that failure of this condition as to one Holder shall not be deemed failure of this condition as to any other Holder) , (ix) on the applicable date of determination (A) no failure to have the applicable Required Minimum Securities Amount of shares of Common Stock reserved by the Company and available to be issued pursuant to this Indenture shall exist or be continuing (an “Authorized Share Failure”) and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or, in connection with a redemption, issuable conversion of the Notes to be redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) the Company shall have no knowledge of any fact that would reasonably be expected to cause both (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of shares of Common Stock in accordance with the terms of the Registration Rights Agreement and (2) any shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants (without regard to any limitations on conversion or exercise with respect thereto) to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) or the Company to not be in compliance with the requirements of Rule 144(c)(1), including, without limitation, satisfying the current public information requirement under Rule 144(c) and (xi) no Volume Failure Exists.

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“Equity Conditions Failure” means that as of any given date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holders to the extent required by Article 13).

“Equity Conditions Measuring Period” has the meaning in the definition “Equity Conditions” above.

“Event” has the meaning specified in the Registration Rights Agreement.

“Event Date” has the meaning specified in the Registration Rights Agreement.

“Event of Default” has the meaning specified in Section 8.01.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Cap” has the meaning specified in Section 6.04.

“Exchange Cap Share Cancellation Amount” has the meaning specified in Section 2.03.

“Exchange Cap Allocation Increase” has the meaning specified in Section 2.03.

“Exchange Cap/Underauthorized Shares” has the meaning specified in Section 6.04.

“Exchange Cap Share Cancellation Amount” has the meaning specified in Section 6.04.

“Exchange Cap Allocation Increase” has the meaning specified in Section 6.04.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an Affiliate of the Company (within the meaning of Rule 144) and has not been an Affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months either (1) without any volume or manner of sale restrictions under the Securities Act or (2) because a registration statement under the Securities Act with respect to the resale of such Notes has been declared effective under the Securities Act.

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“Free Transferability Certificate” means a certificate substantially in the form of Exhibit B.

“Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:

(1)         a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s Subsidiaries or the Company’s or the Company’s Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors;

(2)         consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of Common Stock entitled to vote generally in the election of the Company’s directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of Common Stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not, in either case, be a Fundamental Change;

(3)         the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4)         the Common Stock (or other Capital Stock into which the Notes are then convertible pursuant to the terms of this Indenture) ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or The NYSE MKT (or their respective successors) (each, an “Eligible Market”).

If a transaction occurs that constitutes a Fundamental Change under both clause (1) and clause (2) above, such transaction will be treated solely as a Fundamental Change under clause (2) above.

“Fundamental Change Company Notice” has the meaning specified in Section 7.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 7.01(a).

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“Fundamental Change Purchase Notice” has the meaning specified in Section 7.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 7.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.

“Guarantors” means any Significant Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered in the Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, including the provisions of the Trust Indenture Act that would be automatically deemed to be part of this Indenture by operation of the Trust Indenture Act assuming this Indenture were qualified under the Trust Indenture Act.

“Initial Purchaser Agreement” means the Initial Purchaser Agreement, dated September 23, 2016, entered into by the Company, the Guarantors and the Purchaser in connection with the sale of the Notes.

“Interest Payment Date” means each September 15 and March 15 of each year, beginning March 15, 2017.

“Issue Date” means the date the Notes are originally issued as set forth on the face of the Note under this Indenture.

“Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

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“Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York or the Corporate Trust Office is authorized or required by law or executive order to close or be closed.

“Maturity Date” means September 23, 2020.

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change pursuant to clause (1), clause (2) or clause (4) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Merger Event” has the meaning specified in Section 6.06.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning specified in the first paragraph of the Recitals of the Company, and includes any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

“Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Notes outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Offering Memorandum” means the preliminary offering memorandum dated September 23, 2016, relating to the offering and sale of the Notes.

“Officers’ Certificate” means a certificate signed (a) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (b) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, and delivered to the Trustee. An Officers’ Certificate provided under Section 4.12 of this Indenture shall be signed by the Principal Executive, Principal Financial or Principal Accounting Officer.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company and who is reasonably acceptable to the Trustee.

“outstanding” when used with reference to Notes, shall, subject to the provisions of Section 14.03, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

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(i)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(ii)         Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii)        Notes that have been paid pursuant to Section 3.09 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Company; and

(iv)        Notes converted pursuant to Article 6 and required to be cancelled pursuant to Section 3.12.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, or the Fundamental Change Purchase Price of, any Notes on behalf of the Company. U.S. Bank, National Association shall initially be the Paying Agent.

“Permitted Debt” means:

(a)          the Notes and any guarantees thereof, including the Note Guarantees;

(b)          indebtedness already existing in an acquired entity at the time of acquisition of such entity by the Company or any of its Subsidiaries, so long as such debt was not incurred in order to effect such acquisition, and neither the Company nor any of its Subsidiaries shall guarantee such debt following such acquisition;

(c)          any unsecured guarantees by the Company or any of its Subsidiaries of the Company’s indebtedness or indebtedness of any of the Company’s Subsidiaries not otherwise prohibited under this Indenture;

(d)          indebtedness in respect of capital leases and synthetic lease obligations;

(e)          unsecured intercompany indebtedness among the Company and any of its Subsidiaries, or between two or more of the Subsidiaries of the Company;

(f)          current liabilities which are incurred in the ordinary course of business and which are not incurred through the borrowing of money, including credit incurred in the ordinary course of business with corporate credit cards by the Company and its Subsidiaries;

(g)          indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

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(h)          purchase money indebtedness (i) for equipment acquired or held by the Company or its Subsidiaries incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired;

(i)          a letter of credit issued by Silicon Valley Bank used to satisfy a security deposit to the landlord of the Company’s office in Australia, in the aggregate amount of not more than $350,000; and

(j)          extensions, refinancings and renewals of indebtedness set forth above in this definition.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means certificated Notes in registered form issued in minimum denominations of integral $1,000 Principal Amount and integral multiples of $1,000 in excess thereof.

“Principal Amount” of a Note means the principal amount as set forth on the face of the Note.

“Principal Market” means, as of the date hereof, the Nasdaq Capital Market or from time to time the principal national securities exchange or over-the-counter market where the Common Stock is then traded.

“Publicly Traded Securities” means shares of Capital Stock traded on an Eligible Market, or, with respect to a transaction that otherwise would be a Fundamental Change, which will be so traded when issued or exchanged in connection with such transaction.

“Purchaser” means BTIG, LLC, the initial purchaser of the Notes pursuant to the Initial Purchaser Agreement.

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“Qualified Financing” means the sale by the Company of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock, provided that a Qualified Financing shall not include any of the following issuances by the Company: (i) shares of Common Stock or options to purchase Common Stock issued to directors, officers, employees of or consultants to the Company or its Subsidiaries for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders’ interests in the Notes; (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Issue Date, provided that the conversion price of any such convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered other than pursuant to anti-dilution (including price-based anti-dilution) features that are currently in existence as of the Issue Date and are not amended after the Issue Date, none of such convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities or warrants (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders’ interests in the Notes; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; (iv) the shares of Common Stock issuable upon exercise of the Warrants; and (v) shares of Common Stock, options, warrants and convertible securities issued pursuant to equipment purchases, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by the Board of Directors of the Company, (y) the purchaser or acquirer of such shares of Common Stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing Persons, and (z) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by the Company (as applicable).

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A.

“Reference Property” has the meaning specified in Section 6.06.

“Redemption Date” shall have the meaning specified in Section 5.02(a).

“Redemption Notice” shall have the meaning specified in Section 5.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 5.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the “Redemption Price” will be equal to 100% of the principal amount of such Notes), plus an additional amount equal to the same Early Conversion Payment (if any) that would have been due with respect to the Notes to be redeemed pursuant to Section 5.01 had they been converted on the Redemption Date and an Early Conversion Payment had been due with respect to such hypothetical conversion, with the additional amount under this clause being subject to the same terms and conditions applicable (including the rights and conditions on the Company’s election to pay in Common Stock, and to the extent so paid, a “Redemption/Early Exercise Share Payment”)) had an Early Conversion Payment been made in connection with an actual conversion (for added clarity, the maximum amount payable under this clause is equal to one year of interest that would have been due with respect to the Notes).

“Register” and “Registrar” have the respective meanings specified in Section 3.06.

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“Registrable Securities” has the meaning specified in the Registration Rights Agreement.

“Registration Default” has the meaning specified in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 28, 2016, among the Company, the Guarantors and the Purchaser, as such agreement may be amended, modified or supplemented from time to time.

“Registration Statement” means, with respect to any Registrable Securities, as defined in the Registration Rights Agreement, including in connection with an Early Conversion Payment, the “Registration Statement” referenced in the Registration Rights Agreement applicable to such shares.

“Regular Record Date” means, with respect to the payment of interest on the Notes (including Additional Interest, if any) Close of Business on March 1 or September 1, as the case may be, immediately preceding the relevant Interest Payment Date.

“Required Minimum Securities Amount” has the meaning in the definition “Equity Conditions” above.

“Resale Restriction Termination Date” has the meaning specified in Section 3.08(b)(ii).

“Restricted Global Note” has the meaning specified in Section 3.08(b)(i).

“Restricted Note” has the meaning specified in Section 3.07(a)(i).

“Restricted Payment” means:

(a)          any dividend or other distribution declared or paid on any of the Company’s Capital Stock (other than dividends or distributions payable solely in Capital Stock), subject to clause (b) of this definition;

(b)          any payment to purchase, redeem or otherwise acquire or retire for value any of the Company’s Capital Stock (other than the repurchase of unvested shares held by employees, former employees or consultants at a price not greater than the price paid for the shares by such employees, former employees or consultants); and

(c)          any payment to purchase, repay, redeem, or otherwise acquire or retire for value any of indebtedness for borrowed money incurred by the Company or any of its Subsidiaries that is subordinated in right of payment to the Notes (other than with the proceeds of indebtedness that is incurred substantially concurrently with such purchase, repayment, redemption, acquisition or retirement and that is subordinated in right of payment to the Notes on terms no less favorable to the Holders than the indebtedness being purchased, repaid, redeemed, acquired or retired).

“Restricted Stock” has the meaning specified in Section 3.07(b)(i).

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“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Information” has the meaning specified in the Notes.

“Secured Debt” means indebtedness for borrowed money incurred by the Company or any of its Subsidiaries (or guarantees thereof by the Company or any of its Subsidiaries), that is secured by a lien or security interest on the Company’s assets or the assets of any of the Company’s Subsidiaries. “Secured Debt” shall not include trade accounts and accrued expenses payable (including accrued revenue share and accrued license fees), obligations in respect of licenses and operating leases, payroll liabilities, deferred compensation and any purchase price adjustments, royalties, earn-outs, milestone payments, contingent payments of a similar nature in connection with any acquisition, license or collaboration agreement, and obligations for any taxes, fees, assessments or other governmental charges or levies being contesting in good faith .

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Share Price” has the meaning specified in Section 6.08(c).

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date of the Notes.

“Spin-Off” has the meaning specified in Section 6.05(d).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 9.01.

“Trading Day” means any day on which the Company’s Common Stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which its Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Company’s Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that its Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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“Transfer Agent” means American Stock Transfer in its capacity as transfer agent and registrar of the Common Stock and any successor Transfer Agent.

“Trigger Event” has the meaning specified in Section 6.05(d).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trust Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter relating to this Indenture, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“U.S.” means the United States of America.

“Unsecured Debt” means (i) indebtedness for borrowed money incurred by the Company any of its Subsidiaries (or guarantees thereof by the Company or any of its Subsidiaries), that is unsecured and is pari passu or senior in right of payment to the Notes, and (ii) preferred stock issued by the Company that is mandatorily redeemable, or redeemable at the option of the holder, on a date that is prior to the Maturity Date. “Unsecured Debt” shall not include trade accounts and accrued expenses payable (including accrued revenue share and accrued license fees), obligations in respect of licenses and operating leases, payroll liabilities, deferred compensation and any purchase price adjustments, royalties, earn-outs, milestone payments, contingent payments of a similar nature in connection with any acquisition, license or collaboration agreement, and obligations for any taxes, fees, assessments or other governmental charges or levies being contested in good faith.

“Valuation Period” has the meaning set forth in Section 6.05(d).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $400,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Issue Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

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“VWAP Market Disruption Event” means (a) the relevant stock exchange fails to open for trading or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means (a) a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the relevant stock exchange or (b) if the Common Stock (or any other security for which a Daily VWAP must be determined) is not listed or traded on any exchange or other market, a Business Day.

“Warrants” means those warrants issued pursuant to the Warrant Agreement.

“Warrant Agreement” means that certain Warrant Agreement of even date herewith between the Company and US Bank National Association as warrant agent.

Section 1.02         Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required pursuant to Section 14.02, including each of (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

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In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or certificates of public officials.

Section 1.03         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04         Acts of Holders; Record Dates.

(a)          Subject to Section 4.13, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

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(c)          The Company may, in the circumstances permitted by this Indenture, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 11.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)          The ownership of Notes shall be proved by the Register.

(e)          Any request, demand, authorization, direction, notice, consent (or deemed consent pursuant to Section 4.13), waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05     Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)          the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if actually received by the Trustee at its applicable Corporate Trust Office; or

(ii)         the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and either (a) emailed to the following email address without a “bounce back” or rejection notice having been received, with the subject line stating in substance “FORMAL NOTICE UNDER DIGITAL TURBINE INDENTURE”: indentureandwarrantnotices@digitalturbine.com or (b) mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 14.01, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.

Section 1.06      Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier, by facsimile, with confirmation of transmission, or by electronic means.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

Section 1.07           Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.08           Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.09            Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10          Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture

Section 1.11           No Recourse Against Others. No director, officer, employee, shareholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Notes or this Indenture. Each Holder by accepting a Note waives and releases such liability.

Section 1.12           Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by any Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Article 2.
SECURITY FORMS

Section 2.01         Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

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The Notes (other than the Affiliate Notes) shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

All Affiliate Notes shall be issued in the form of one or more Physical Notes.

Section 2.02          Form of Face of Note.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

[NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY RESELL THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

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[THIS SECURITY, THE ATTACHED GUARANTEE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF DIGITAL TURBINE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THIS SECURITY AND BENEFICIAL INTERESTS HEREIN HAS BECOME EFFECTIVE; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

 1  The restricted legend shall be deemed removed from the face of this security without further action of the Company, the Trustee, or the Holders of this security at such time as the Company instructs the Trustee to remove such legend pursuant to Section 3.08 of the Indenture and upon such removal, the CUSIP number shall be 25400W AB8.

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[Include the following legend on all Notes that are Affiliate Notes (the “Affiliate Notes Legend”):]

[THIS SECURITY, THE ATTACHED GUARANTEE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF DIGITAL TURBINE, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	DIGITAL TURBINE, INC. OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THIS SECURITY AND BENEFICIAL INTERESTS HEREIN HAS BECOME EFFECTIVE; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.”]2

 2  The restricted legend shall be deemed removed from the face of this security without further action of the Company, the Trustee, or the Holders of this security at such time as the Company instructs the Trustee to remove such legend pursuant to Section 3.08 of the Indenture.

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8.75% Convertible Senior Notes due 2020

No. [ ] U.S. $[ ]

CUSIP NO. 25400W AA0

Digital Turbine, Inc., a company duly incorporated and validly existing under the laws of the state of Delaware in the United States of America (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [________], or registered assigns, the principal sum of [_______________] UNITED STATES DOLLARS (U.S. $[__________]) [(which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture)]3  on September 23, 2020. The Principal Amount of Physical Notes and interest thereon (to the extent paid in cash), as provided on the reverse hereof, shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. In the case of cash payment, the Paying Agent will pay principal of any Note and interest thereon, as provided on the reverse hereof, in immediately available funds to [The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note,]4  [the Holder]5  on each Interest Payment Date, Fundamental Change Purchase Date or other payment date, as the case may be.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into shares of Common Stock of the Company and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DIGITAL TURBINE, INC.

By:
Name:
Title:

 3  Include for Global Note.

 4  Include for Global Note.

 5  Include for Physical Note.

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By:
Name:
Title:

Date:

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Section 2.03         Form of Reverse of Note.

DIGITAL TURBINE, INC.

8.75% Convertible Senior Notes due 2020

This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.75% Convertible Senior Notes due 2020 (the “Notes”), limited in aggregate principal amount to Sixteen Million Dollars ($16,000,000), which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) all issued or to be issued under and pursuant to an Indenture dated as of September 28, 2016 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

Interest. The Notes will bear interest at a rate of 8.75% per year. Interest on the Notes will accrue from, and including, September 28, 2016, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning March 15, 2017.

Method of Payment. The Company shall pay interest entirely in cash in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Pursuant to Section 8.03 of the Indenture and Section 6 of the Registration Rights Agreement, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest. Payments of the Fundamental Change Repurchase Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate for the Notes from the required date of payment.

Interest will be paid to the person in whose name a Note is registered at the Close of Business on March 1 or September 1 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Interest will cease to accrue on a Note upon its maturity, conversion or repurchase in connection with a Fundamental Change.

Ranking. The Notes constitute a general unsecured and unsubordinated obligation of the Company.

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Redemption at the Option of the Company; No Sinking Fund. No sinking fund is provided for the Notes. The Company may redeem for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock is equal to or greater than 200% of the Conversion Price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on the given Trading Day for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending within the five Trading Days immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 5.02(a) and for 15 consecutive Trading Days following the last Trading Day on which the Last Reported Sale Price of the Common Stock was equal to or greater than 200% of the Conversion Price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on such Trading Day for the purpose of the foregoing clause, the Last Reported Sale Price of the Common Stock remains equal to or greater than 150% of the Conversion Price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on the given Trading Day.

Make-Whole Fundamental Change. Subject to the terms and conditions of the Indenture, if a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock in accordance with Section 6.08 and Schedule A of the Indenture.

Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Maturity Date at 120% of the Principal Amount together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.

Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture, or in the case of Notes held in book entry form, in accordance with the Applicable Procedures of DTC. The right to withdraw the Fundamental Change Purchase Notice will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

Payment of Fundamental Change Purchase Price. If money sufficient to pay the Fundamental Change Purchase Price of all Notes or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after the Close of Business on such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Note).

Conversion. Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Note set forth in Article 6 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock at the Applicable Conversion Rate. The Conversion Rate is initially 733.14 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $1.364), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will deliver shares of Common Stock, and the Early Conversion Payment, if applicable, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws the related election to exercise such right in accordance with the terms of the Indenture.

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In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Limitations on Issuance due to Market Regulation. Notwithstanding anything to the contrary in the Indenture or in the Notes, the Company shall not be obligated to issue shares of Common Stock upon conversion of the Notes in connection with an Early Conversion Payment or otherwise, and shall not be entitled to issue shares of Common Stock in connection with any anti-dilution terms described in the Indenture, to the extent (and only to the extent) the issuance of such shares of Common Stock, would exceed that aggregate number of shares of Common Stock which the Company may issue, in the aggregate, pursuant to the terms of all Notes and Warrants without breaching the Exchange Cap (subject to certain exceptions related to receiving shareholder approval or approval from the Principal Exchange). Until such approval is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of the Warrants or otherwise pursuant to the terms of this Note or under the Warrant Agreement, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (A) the aggregate number of shares of Common Stock underlying the Notes and Warrants initially purchased by such Holder from the Initial Purchaser on, and determined as of, the Issue Date divided by (B) the aggregate number of shares of Common Stock underlying the all Notes and all Warrants initially purchased by all Holders from the Initial Purchaser on, and determined as of, the Issue Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holders Notes, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation based on the relative number of underlying shares determined as of the Issue Date with respect to such portion of such Notes and any Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes and Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such holder’s Notes and exercise in full of such Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes and Warrants on a pro rata basis in proportion to the shares of Common Stock then underlying the Notes and Warrants held by each such Holder and holders of Warrants at such time. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to Section 6.04 of the Indenture (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such shares of Common Stock at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the simple average of the daily VWAP for Common Stock for the ten consecutive VWAP Trading Days ending on and included the VWAP Trading Day immediately prior to the Conversion Date (the “Exchange Cap Share Cancellation Amount”); provided, that no Exchange Cap Share Cancellation Amount shall be due and payable to the Holder to the extent that (x) on or prior to the applicable Conversion Share Delivery Date, the Exchange Cap Allocation of a Holder is increased (whether by assignment by a holder of Notes and/or Warrants or all, or any portion, of such holder's Exchange Cap Allocation or otherwise) (an “Exchange Cap Allocation Increase”) and (y) after giving effect to such Exchange Cap Allocation Increase, the Company delivers the applicable Exchange Cap Shares to the Holder (or its designee) on or prior to the applicable Conversion Share Delivery Date. For the avoidance of any doubt, the term Holder includes any beneficial interest holder in the case of any Notes represented by a Global Note and any Warrants represented by a Global Warrant where such instruments are registered in the name of a Depository or a nominee thereof. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES IT WILL NOT CONVERT OR EXERCISE THE NOTES OR WARRANTS IN CONTRAVENTION OF THIS PARAGRAPH.

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Beneficial Ownership Cap. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any Note, and no Holder shall have the right to exercise any Note, and any such exercise shall be null and void and treated as if never made, and the Company shall not be entitled to issue shares of Common Stock in connection with any anti-dilution terms described hereunder, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. Upon delivery of a written notice to the Company, a Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of the Holder delivering such notice. The Trustee shall have no obligation to monitor the Company and each Warrantholder’s compliance with this paragraph.

Acceleration of Maturity. Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplement Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders (other than the Company and any Person controlled by the Company) of not less than a majority in aggregate Principal Amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders (other than the Company and any Person controlled by the Company) of specified percentages in aggregate Principal Amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and the Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Registration Rights. Holders of this Note (including any Person that has a beneficial interest in this Note) are entitled to the benefits of the Registration Rights Agreement, which applies (among other securities) to shares of Common Stock issued or issuable upon conversion of the Notes, including in connection with an Early Conversion Payment.

In accordance with the terms of the Registration Rights Agreement, during any period in which an Event (each, a “Registration Default”) has occurred and is continuing, the Company will pay Additional Interest from and including the day of such Registration Default to but excluding the day on which such Registration Default has been cured. Additional Interest with respect to a Registration Default will be paid semiannually in arrears, with the first semiannual payment due on the first Interest Payment Date occurring after the Event Date and will accrue at a rate per annum equal to one percent (1.00%) of the principal amount of Notes outstanding.

Whenever in this Note there is a reference, in any context, to the payment of interest on, or in respect of, any Note as of any time, such reference shall be deemed to include reference to Additional Interest, if any, payable in respect of such Note to the extent that such Additional Interest, if any, is, was or would be so payable at such time, and express mention of Additional Interest, if any, in any provision of this Note shall not be construed as excluding Additional Interest, if any, so payable in those provisions of this Note when such express mention is not made.

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Denominations. The Notes are issuable only in registered form in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

DIGITAL TURBINE, INC.

8.75% Convertible Senior Notes due 2020

For value received _______________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□To Digital Turbine, Inc. or a Subsidiary thereof; or

□Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□Pursuant to and in compliance with Rule 144 (including Rule 144(i) and the current public information requirements thereof) under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

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If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission

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Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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AFFILIATE NOTE ASSIGNMENT FORM

DIGITAL TURBINE, INC.

8.75% Convertible Senior Notes due 2020

For value received _______________ hereby sell(s), assign(s) and transfer(s) unto _______________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□To Digital Turbine, Inc. or a Subsidiary thereof; or

□Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended.

Date:	Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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CONVERSION NOTICE

DIGITAL TURBINE, INC.

8.75% Convertible Senior Notes due 2020

If you want to convert this Note into Common Stock of the Company, check the box: [_]

To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000 in excess thereof):

$

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[Form of Fundamental Change Repurchase Notice]

DIGITAL TURBINE, INC.

8.75% Convertible Senior Notes due 2020

To: U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough, Vice President

Re: Digital Turbine Indenture

Fax: (213) 615-6197

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Digital Turbine, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Article 3.
THE SECURITIES

Section 3.01         Title and Terms; Payments. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is limited to Sixteen Million Dollars ($16,000,000), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.11 or 3.12.

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The Notes shall be known and designated as the “8.75% Convertible Senior Notes due 2020” of the Company. The Principal Amount shall be payable on the Maturity Date.

The Principal Amount of Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. The Company shall pay interest on the Notes (including Additional Interest) in cash. Interest on Physical Notes, will be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Paying Agent will pay principal of, and interest on, Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note, on each Interest Payment Date, Fundamental Change Purchase Date or other payment date, as the case may be.

Any Notes repurchased by the Company will be retired and no longer outstanding hereunder.

Section 3.02         Ranking. The Notes constitute a general unsecured and unsubordinated obligation of the Company.

Section 3.03         Denominations. The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 3.04         Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company (a) by its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents and (b) by its Treasurer, any Assistant Treasurer, the Secretary or any of its Vice Presidents.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Notes or as Physical Notes, and whether any such Notes to be authenticated are Affiliate Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

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Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.05         Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 3.06         Registration; Registration of Transfer and Exchange.

(a)          The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 3.07 and 3.11).

At the option of the Holder and subject to the other provisions of Section 3.07 and to Section 3.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

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All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 3.11(a)(iv).

(b)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

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Section 3.07         Transfer Restrictions.

(a)          Restricted Notes.

(i)          Every Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof) that bears, or that is required under this Section 3.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)         Until the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless:

(A)         such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an Affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B)         such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an Affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C)         the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.

(iii)        In addition, until the Resale Restriction Termination Date:

(A)         no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and

(B)         the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company (within the meaning of Rule 144) or has been an Affiliate of the Company within the three months immediately preceding the date of such proposed transfer.

(iv)        On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

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(b)          Restricted Stock.

(i)          Every share of Common Stock that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)         Until the Resale Restriction Termination Date, any share of Common Stock issued upon the conversion of a Note will be issued in definitive form and will bear the Restricted Stock Legend unless:

(A)         such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an Affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

(B)         such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an Affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(C)         such Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its conversion, required to bear the Restricted Notes Legend pursuant to Section 3.07(a) and such Common Stock was issued to a Person other than (1) the Company or (2) an Affiliate of the Company; or

(D)         the Company delivers written notice to the Trustee, the Registrar and the Transfer Agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(iii)        On and after the Resale Restriction Termination Date, any share of Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend, but shall not otherwise bear the Restricted Stock Legend, and in connection with any sale, assignment or transfer of any shares of Common Stock that is eligible to be sold, assigned or transferred under Rule 144, it shall be sufficient for a Holder to provide the Company with reasonable assurances that such Restricted Stock are eligible for sale, assignment or transfer under Rule 144 and will be resold prior to the filing of the earliest of the Company’s next Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, and need not provide an opinion of a Holder’s counsel.

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(c)          Affiliate Notes.

(i)          Every Affiliate Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof) that bears, or that is required under this Section 3.07 to bear, the Affiliate Notes Legend will be deemed to be a “Restricted Affiliate Note.” Each Restricted Affiliate Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Affiliate Notes Legend) and will be a Physical Note unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Affiliate Note, by such Holder’s acceptance of such Restricted Affiliate Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Affiliate Note.

(ii)         Any Affiliate Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Affiliate Notes Legend unless:

(A)         such Affiliate Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B)         such Affiliate Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C)         the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.

(iii)        In addition no transfer of any Affiliate Note will be registered by the Registrar unless the transferring Holder delivers the form of assignment set forth on the Affiliate Note, with the appropriate box checked, to the Trustee.

(iv)        Any Affiliate Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Affiliate Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

(v)         Any share of Common Stock issued upon the conversion of an Affiliate Note will be issued in definitive form and will bear the Restricted Stock Legend unless:

(A)         such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an Affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

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(B)         such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C)         the Company delivers written notice to the Trustee, the Registrar and the Transfer Agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(d)         As used in this Section 3.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 3.08         Expiration of Restrictions.

(a)          Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) (other than an Affiliate Note) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate Principal Amount that do not bear the Restricted Notes Legend required by Section 3.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 3.11 and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange. Notwithstanding the foregoing, the Company will not be required to exchange a Restricted Note for a Note or Notes of like tenor and aggregate Principal Amount that do not bear the Restricted Notes Legend if, in the written opinion of counsel, removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

(b)         Global Notes; Resale Restriction Termination Date.

(i)          If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.07 hereof.

(ii)         To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s exchange process at least 15 days immediately prior to the Resale Restriction Termination Date and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Resale Restriction Termination Date.

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(A)         Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number.

(B)         Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are now identified by an unrestricted CUSIP number.

(iii)        Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(iv)        Notwithstanding anything to the contrary in Sections 3.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if, in the written opinion of counsel, removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

Section 3.09         Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

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Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.10         Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 3.11         Transfer and Exchange.

(a)          Provisions Applicable to All Transfers and Exchanges.

(i)          Subject to the restrictions set forth in this Section 3.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)         All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)        No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)        Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) after the Company has delivered a Redemption Notice pursuant to Section 5.02 hereof, except to the extent the Company fails to pay the applicable Redemption Price when due or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.

(v)         The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(b)          In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.11(c):

(i)          all Notes (other than Affiliate Notes) will be represented by one or more Global Notes;

(ii)         every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 3.07); and

(iii)        each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)          Transfer and Exchange of Global Notes.

(i)          Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)         the Depositary is unwilling or unable to continue to act as Depositary; or

(B)         the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 3.04, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 3.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.07.

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(ii)         In addition, if (x) the Company, in its sole discretion, determines that any Global Note will be exchangeable for Physical Notes or (y) an Event of Default has occurred and is continuing, in each case, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar.

In such case, (A) the Depositary will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 3.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 3.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d)         Transfer and Exchange of Physical Notes.

(i)          If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note or Affiliate Note, delivering any documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 3.07.

(ii)         If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.07.

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(iii)        If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note or Affiliate Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Notes represented by such Global Note to be increased by the aggregate Principal Amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Physical Note. If no Global Notes are then outstanding, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, authenticate, a new Global Note in the appropriate aggregate Principal Amount.

Section 3.12         Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 6 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.13         CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

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Article 4.
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01         Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. If any Interest Payment Date, the Maturity Date or any Fundamental Change Purchase Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon in respect of such delay. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in Section 8.03 hereof and Section 2(c) of the Registration Rights Agreement.

Section 4.02         Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for the purpose of effecting service of legal process on the Company.

The Company may also from time to time designate co-Registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Registrar and Conversion Agent.

So long as the Trustee is the Registrar, the Trustee agrees to send, or cause to be sent, the notices set forth in Section 10.11(a) and the third paragraph of Section 10.12. If co-Registrars have been appointed in accordance with this Section, the Trustee shall send such notices only to the Company and the Holders of Notes it can identify from its records.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.12, a Trustee, so that there shall at all times be a Trustee hereunder.

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Section 4.04         Provisions as to Paying Agent.

(a)          The Company may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts. If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.

(b)         If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 12.03 and Section 12.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

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Section 4.05         Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.06         Rule 144A Information Requirement. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, so long as any of the Notes or shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder or beneficial owner of such Notes or such shares of Common Stock and any prospective purchaser of such Notes or such shares of Common Stock, the information required pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act, and it will take such further action as any Holder or beneficial owner of such Notes or such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

Section 4.07         Resale of Certain Notes. The Company shall not, and shall not permit any of its Subsidiaries to, resell any Notes that have been reacquired by the Company or any such Subsidiary. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 4.08         Commission Filings and Reports. The Company covenants that any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than any portion thereof subject to confidential treatment pursuant to applicable Commission rules and regulations) shall be filed by the Company with the Trustee within 15 calendar days after the same is filed with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.08, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). In the event the Company at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all reports, if any, as may be required by the provisions of Trust Indenture Act Section 314(a).

Section 4.09         Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes.

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Section 4.10         Additional Interest. If at any time Additional Interest become payable by the Company pursuant to Section 8.03 hereof or Section 6 of the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.11         Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.12         Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (commencing with the fiscal year ending March 31, 2017), an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Any notice required to be given under this Section 4.12 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

Section 4.13         Limitation on Indebtedness and Restricted Payments. For such time as there is any aggregate outstanding principal amount of the Notes, the Company and its Subsidiaries shall not incur:

(1)         Secured Debt (other than Permitted Debt); and

(2)         Unsecured Debt (other than Permitted Debt).

For such time as there is any aggregate outstanding principal amount of the Notes, the Company or its Subsidiaries may not make any Restricted Payments.

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The limitations on the ability to incur Secured Debt or Unsecured Debt, or make Restricted Payments, may be waived by the Holders of two-thirds of the aggregate principal amount of Notes then outstanding.

Section 4.14         Additional Note Guarantees. If the Company or any Guarantor acquires or creates another Subsidiary after the date of this Indenture and that newly acquired or created Subsidiary is a wholly-owned Significant Subsidiary and is not prohibited by law or regulation from providing a Note Guarantee, such Subsidiary will become a Guarantor and execute a Note Guarantee pursuant to a supplemental indenture in form satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Subsidiary and constitutes a valid and binding agreement of that Subsidiary enforceable in accordance with its terms (subject to customary exceptions). The form of such Note Guarantee is attached as Exhibit C hereto.

Section 4.15         Prohibition on Variable Rate Transactions. Prior to September 23, 2017, the Company shall not in any manner issue or sell or enter into any agreement to issue or sell, any Common Stock, options, warrants or convertible securities, after the Issue Date, that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and also exclusive of such formulations reflecting customary price-based anti-dilution provisions. For avoidance of doubt, the Company’s obligations to adjust the Conversion Price pursuant to the terms of this Indenture shall not be prohibited by this Section 4.15.

Article 5.
OPTIONAL REDEMPTION

Section 5.01         Optional Redemption. No sinking fund is provided for the Notes. At any time after September 23, 2018, and from time to time, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if (i) the Last Reported Sale Price of the Common Stock is equal to or greater than 200% of the Conversion Price in effect (but without giving effect to any changes to the Conversion Price pursuant to Section 6.05(b) or 6.05(c)) on the given Trading Day for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending within the five Trading Days immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 5.03, (ii) for 15 consecutive Trading Days following the last Trading Day on which the Last Reported Sale Price of the Common Stock was equal to or greater than 200% of the Conversion Price in effect (but without giving effect to any changes to the Conversion Price pursuant to Section 6.05(b) or 6.05(c)) on such Trading Day for the purpose of the foregoing Section 5.01(i), the Last Reported Sale Price of the Common Stock remains equal to or greater than 150% of the Conversion Price in effect (but without giving effect to any changes to the Conversion Price pursuant to Section 6.05(b) or 6.05(c)) on the given Trading Day and (iii) there is no Equity Conditions Failure.

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Section 5.02         Notice of Optional Redemption; Selection of Notes.

(a)          In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any portion of the Notes pursuant to Section 5.01, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 calendar days nor more than 70 calendar days prior to the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and each Holder of Notes. The Redemption Date must be a Business Day.

(b)          The Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)          Each Redemption Notice shall specify:

(i)          the Redemption Date;

(ii)         the Redemption Price, including any fraction thereof to be paid in shares of common stock as a Redemption/Early Exercise Share Payment;

(iii)        that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vi)        the current Applicable Conversion Rate;

(vii)       the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(viii)      in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable. After the Company has delivered a Redemption Notice, each Holder will have the right to receive payment of the Redemption Price for its Notes on the later of (i) the Redemption Date and (ii)(a) if the Notes are Physical Notes, delivery of its Notes to the Paying Agent or (b) if the Notes are Global Notes, compliance with the Applicable Procedures relating to the redemption and delivery of the beneficial interests to be redeemed to the Paying Agent; provided, however, that, until the Close of Business on the Business Day immediately preceding such Redemption Date, Holders may convert their Notes, regardless of whether they have been delivered to the Paying Agent for redemption, by complying with the requirements for conversion set forth in Article 6.

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At the Company’s request, the Trustee shall give the notice of redemption in the name of and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least five Business Days prior to the date that the Company requests such notice of redemption to be delivered to the Holders (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice, setting forth the information to be stated in such notice as provided in the preceding paragraph and providing a form of such notice.

(d)          If fewer than all of the Outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; (ii) if the Notes are not so listed but are represented by a Global Note, then by lot or otherwise in accordance with the Depositary’s applicable procedures; or (iii) if the Notes are not so listed and are not represented by a Global Note, then (in principal amounts of $1,000 or multiples thereof) on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (it being understood that as long as Notes are held by DTC, notice will be given by the rules of the Depositary). If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(e)          In the event of any redemption in part, neither the Company nor the Registrar shall be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 5.03         Payment of Notes Called for Redemption.

(a)          If any Redemption Notice has been given in respect of the Notes in accordance with Section 5.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)          Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.04 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

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(c)          With respect to any portion of the Redemption Price that is a Redemption/Early Exercise Share Payment, the shares of Common Stock to be delivered in satisfaction of such amount shall be delivered as if the Company was making an Early Conversion Payment in shares of Common Stock, and using the same procedures as provided for such payment in shares as set forth in Section 6.01(c).

Section 5.04         Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 6.
CONVERSION

Section 6.01         Right to Convert; Early Conversion Payment.

(a)          Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the Principal Amount of any such Notes, or any portion of such Principal Amount, into shares of Common Stock, provided that any portion of such Principal Amount that a Holder elects to convert is equal to $1,000 or an integral multiple of $1,000 in excess thereof. Upon any conversion, the Trustee shall provide to the Company notice of such conversion by electronic transmission, to such addresses as may be specified from time to time by the Company, promptly after the Conversion Notice is received.

(b)          If a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Note under Section 6.01, such Holder may convert such Note only if such Holder first withdraws the related Fundamental Change Purchase Notice pursuant to Section 6.03. If a Holder has surrendered such Holder’s Note for required purchase in connection with a Fundamental Change, such Holder’s right to withdraw the related Fundamental Change Purchase Note and convert each Note that is subject thereto will terminate at the Close of Business on (i) the Business Day immediately preceding the relevant Fundamental Change Purchase Date or (ii) in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Note, the Business Day immediately preceding the day on which such Default is no longer continuing.

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(c)          Upon any conversion of Notes prior to September 23, 2019, in addition to the shares deliverable upon conversion, a Holder will be entitled to receive a payment equal to the Early Conversion Payment. Neither the Trustee nor the Conversion Agent shall have any duty to calculate or verify the calculation of the Early Conversion Payment. The Company may pay an Early Conversion Payment either in cash or in Common Stock, or a combination thereof, at its election; provided, that the Company may only make such payment in Common Stock if there is no Equity Conditions Failure. In the case of an Early Conversion Payment in shares of Common Stock, the number of shares issuable will be based upon a price equal to 92.5% of the simple average of the Daily VWAP per share for Common Stock for the 10 Trading Days ending on and including the Trading Day immediately preceding the Conversion Date. Five Trading Day following the applicable Conversion Date, the Company shall (X) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Holder or its designee has an account with DTC, credit the number of shares to which each Holder is entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Holder or its designee does not have an account with DTC, issue and dispatch by overnight courier to each Holder, a certificate, registered in the Company’s share register in the name of such Holder or its designee, for the number of shares to which such Holder is entitled pursuant to such exercise. No fractional shares of Common Stock are to be issued upon the issuance of shares in connection with the Early Conversion Payment, but rather the number shares to be issued shall be rounded up or down to the nearest whole share. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Dividend Shares. Accrued interest on Notes surrendered for conversion in connection with an Early Conversion Payment shall be paid in the form of cash, regardless of the payment method chosen by the Company for the Early Conversion Payment. Notwithstanding the foregoing, if a Holder elects to convert Notes on or after the effective time of a Make-Whole Fundamental Change, such Holder will not be entitled to receive the Early Conversion Payment but instead shall receive Additional Shares, if any, pursuant to Section 6.08. However, on conversion of the Notes prior to the effective time of the Make-Whole Fundamental Change, the Holder shall be entitled to receive the Early Conversion Payment.

(d)          At or before each Interest Payment Date, the Company shall provide notice to the Trustee, the Conversion Agent and the Holders of its election to pay the Early Conversion Payment either in cash or in shares of Common Stock for future conversions of the Notes in the period between such Interest Payment Date and the next Interest Payment Date.

(e)          Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(f)          A Holder of Notes is not entitled to any rights of a holder of shares of Common Stock until such Holder has converted its Notes, and only to extent such Notes are deemed to have been converted into shares of Common Stock pursuant to this Article 6.

Section 6.02         Conversion Procedure.

(a)          Each Note shall be convertible at the office of the Conversion Agent.

(b)          In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 6.03(c) and any transfer taxes or duties if required pursuant to Section 6.09. However, no service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes except in compliance with the below provisions governing exercise of conversion rights. In order to exercise the conversion right with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

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(i)          complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) facsimile of the conversion notice, or an electronic version of the conversion notice, each of which shall be irrevocable, and deliver such notice to a Conversion Agent;

(ii)         surrender the Note to a Conversion Agent;

(iii)        furnish appropriate endorsements and transfer documents,

(iv)        if required pursuant to Section 6.09, pay any transfer taxes or duties; and

(v)         if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 6.03(c).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”

(c)          On the third Trading Day immediately following the Conversion Date (the “Conversion Share Delivery Date”), the Company shall issue and shall deliver to the converting Holder, a certificate or certificates for the number of shares of Common Stock issuable in respect of such conversion in accordance with the provisions of this Article 6, the Early Conversion Payment, if applicable, and cash in lieu of any fractional share. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in Section 6.01(b) have been satisfied as to such Notes (or portion thereof) and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, as of the Close of Business on the relevant Conversion Date that such Holder converted the Notes, the holder of record of the shares of Common Stock represented thereby.

(d)          Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(e)          Each share certificate representing Common Stock issued upon conversion of the Notes that are Restricted Notes shall bear the Restricted Stock Legend as set forth in Section 3.07.

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Section 6.03         Settlement upon Conversion.

(a)          With respect to any conversion of Notes, if any, the Company shall, subject to the provisions of this Article 6 (including Section 6.04(a)), deliver to converting Holders, in respect of each $1,000 Principal Amount of Notes being converted, a number of shares of Common Stock equal to the Applicable Conversion Rate, on the third Trading Day immediately following the relevant Conversion Date, together with the Early Conversion Payment, if applicable.

(b)          Upon conversion, Holders shall receive a payment for accrued and unpaid interest, and Additional Interest, if any, on each Holder’s Note to, but excluding, the Conversion Date (in the form of shares of Common Stock or cash based on the payment method chosen by the Company for the Early Conversion Payment).

(c)          Notwithstanding anything to the contrary, the payment of accrued interest shall be made solely in cash (1) in connection with any Make-Whole Fundamental Change, if the related repurchase date is after a Regular Record Date and on or prior to the scheduled Trading Day immediately following the date on which the corresponding interest payment is made, (2) with respect to all Notes, if any, surrendered for conversion for which an Early Conversion Payment shall be received in the form of cash and (3) on the final Interest Payment Date. For the avoidance of doubt, all Holders on the Regular Record Date immediately preceding an Interest Payment Date (or any repurchase date related to a Make-Whole Fundamental Change ) will receive the full interest payment on the Interest Payment Date or date of repurchase related to a Make-Whole Fundamental Change regardless of whether their Notes have been converted following such Regular Record Date.

(d)          The Company shall not issue fractional shares upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Notes, the Company shall round up or down, as appropriate, to the nearest whole number.

(e)          By delivery to the Holder of the full number of shares of Common Stock and the Early Conversion Payment, if applicable, issuable upon conversion, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Notes. In addition to the Early Conversion Payment, on conversion of a Note, the Holder will receive a payment of accrued and unpaid interest, and Additional Interest, if any, on such Holder’s Note to, but excluding, the Conversion date (in the form of shares of Common Stock or cash based on the payment method chosen by the Company for the Early Conversion Payment).

Section 6.04         Limitations on Issuance of Shares Due to Market Regulation.

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(a)          Notwithstanding anything to the contrary in this Indenture or in the Notes, the Company shall not be obligated to issue shares of Common Stock upon conversion of the Notes in connection with an Early Conversion Payment or otherwise, and shall not be entitled to issue shares of Common Stock in connection with any anti-dilution terms described hereunder, to the extent (and only to the extent) the issuance of such shares of Common Stock, would exceed that aggregate number of shares of Common Stock which the Company may issue, in the aggregate, pursuant to the terms of all Notes and Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains and delivers written notice to the Trustee and the Conversion Agent of the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise pursuant to the terms of this Indenture and the Warrant Agreement in excess of such amount or (B) obtains and delivers written notice to the Trustee and the Conversion Agent of a written confirmation from the Principal Market that such approval is not required. Until such approval or such written confirmation is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of the Warrants or otherwise pursuant to the terms of this Note or under the Warrant Agreement, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (A) the aggregate number of shares of Common Stock underlying the Notes and Warrants initially purchased by such Holder from the Initial Purchaser on, and determined as of, the Issue Date (for clarity, as if the Notes and Warrants had been converted and exercised in full on the Issue Date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) divided by (B) the aggregate number of shares of Common Stock underlying the all Notes and all Warrants initially purchased by all Holders from the Initial Purchaser on, and determined as of, the Issue Date (for clarity, as if the Notes and Warrants had been converted and exercised in full on the Issue Date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holders Notes, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation based on the relative number of underlying shares determined as of the Issue Date with respect to such portion of such Notes and any Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee.  Upon conversion and exercise in full of a Holder’s Notes and Warrants, the difference (if any) between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder’s conversion in full of such Holder’s Notes and exercise in full of such Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes and Warrants on a pro rata basis in proportion to the shares of Common Stock then underlying the Notes and Warrants held by each such Holder and holders of Warrants at such time.  In the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 6.04 or as a result of lacking sufficient authorized capital stock (the “Exchange Cap/Underauthorized Shares”), the Company shall pay cash in exchange for the cancellation of such shares of Common Stock at a price equal to the product of (x) such number of Exchange Cap/Underauthorized Shares and (y) the simple average of the daily VWAP for Common Stock for the ten consecutive VWAP Trading Days ending on and included the VWAP Trading Day immediately prior to the Conversion Date (the “Exchange Cap Share Cancellation Amount”); provided, that no Exchange Cap Share Cancellation Amount shall be due and payable to the Holder to the extent that (x) (i) on or prior to the applicable Conversion Share Delivery Date in the case of an issuance being prohibited due to the Exchange Cap under this Section 6.04, the Exchange Cap Allocation of a Holder is increased (whether by assignment by a holder of Notes and/or Warrants or all, or any portion, of such holder's Exchange Cap Allocation or otherwise) (an “Exchange Cap Allocation Increase”) or (ii) in the case of a failure to have sufficient authorized capital stock, such failure is cured (“Authorized Capital Increase”), (y) after giving effect to such Exchange Cap Allocation Increase or Authorized Capital Increase, as applicable, the Company delivers the applicable Exchange Cap/Underauthorized Shares to the Holder (or its designee) on or prior to the applicable Conversion Share Delivery Date or (z) in connection with an Early Conversion Payment (or a Redemption/Early Exercise Share Payment) that was required to be paid in cash because the Exchange Cap (or Redemption/Early Exercise Share Payment) precluded a payment in stock (and therefore the payment was due in cash pursuant to the Early Conversion Payment.  For the avoidance of any doubt, the term Holder for the purposes of this Section 6.04(a) includes any beneficial interest holder in the case of any Notes represented by a Global Note and any Warrants represented by a Global Warrant where such instruments are registered in the name of a Depositary or a nominee thereof.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES IT WILL NOT CONVERT OR EXERCISE THE NOTES OR WARRANTS IN CONTRAVENTION OF THIS PARAGRAPH.

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(b)          The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than January 15, 2017 (the “Stockholder Meeting Deadline”), a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for issuance of the Conversion Shares and shares underlying the Warrants in compliance with the rules and regulations of the Principal Market (collectively, the “Stockholder Approval”, and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to May 15, 2017. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held annually thereafter until such Stockholder Approval is obtained.

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(c)          Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any Note, and no Holder shall have the right to exercise any Note, and any such exercise shall be null and void and treated as if never made, and the Company shall not be entitled to issue shares of Common Stock in connection with any anti-dilution terms described hereunder, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of all such Holder’s Notes with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any Warrants or any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Notes) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6.04(c). For purposes of this Section 6.04(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(d)          For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of a Note without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, or (y) any other written notice by the Company, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 6.04(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be acquired pursuant to such Conversion Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any Notes that were to be converted into the Reduction Shares. For any reason at any time, upon the written or oral request of a Holder the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Warrants and Notes, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of a Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Notes that were to be converted into the Excess Shares.

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(e)          Upon delivery of a written notice to the Company, a Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of the Holder delivering such notice.

(f)          For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of any Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this Section 6.04(c) through (g) shall have any effect on the applicability of the provisions of Section 6.04(c) through (g) with respect to any subsequent determination of exercisability. The provisions of Section 6.04(c) through (g) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6.04(c) through (g) to the extent necessary to correct this Section 6.04(c) through (g) or any portion of Section 6.04(c) through (g) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6.04(c) through (g) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(g)          For the avoidance of any doubt, the term Holder for the purposes of Section 6.04(a) includes any beneficial interest holder in the case of any Notes represented by a Global Note where such instrument is registered in the name of a Depositary or a nominee thereof.

(h)          Neither the Trustee nor the Conversion Agent shall have any duty to monitor whether the Exchange Cap has been reached or to monitor the Company’s or any Holder’s compliance with this Section 6.04.

Section 6.05         Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 6.05, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Principal Amount of Notes held by such Holders, divided by $1,000; provided, in no case under this Section 6.05 will the Conversion Price be reduced to a price that would result in shares of Common Stock being issued below the par value per share thereof.

(a)          If the Company issues shares of Common Stock as a dividend or distribution on the Common Stock, or the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

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CR1	=	CR0	x	OS1
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 6.05(a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 6.05(a) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

(b)          If the Company issues or sells shares of Common Stock (including shares of Common Stock deemed to be issued pursuant to the fourth paragraph of this Section 6.05(b)) in a Qualified Financing at a price per share less than the Applicable Conversion Price on the Trading Day immediately preceding such issuance or sale, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the date of such issuance or sale (or deemed issuance);

CR1=	the Conversion Rate in effect immediately after the Open of Business on the date of such issuance or sale (or deemed issuance);

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OS =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the date of such issuance or sale (or deemed issuance);

X =	the total number of shares of Common Stock issued or sold (or deemed issued) on such date; and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate purchase price of the shares of Common Stock issued or sold (or deemed issued) and (B) the Conversion Price of the Notes on the Trading Day immediately preceding such issuance or sale (or deemed issuance).

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to the Open of Business on the date of such issuance or sale shall be calculated on a fully diluted basis, as if all then outstanding options, warrants and other convertible securities had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

Any adjustment made pursuant to this Section 6.05(b) shall become effective immediately following the Open of Business on the date of such issuance or sale. If Section 6.05(a), (c) or (d) applies to any distribution of shares of Common Stock or Notes, this Section 6.05(b) shall not apply to such distribution. In no event shall the Conversion Rate be decreased pursuant to this Section 6.05(b).

In the event the Company at any time or from time to time after the Issue Date shall issue any options or convertible securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such options or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities, shall be deemed to be shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the Close of Business on such record date provided, however, that in any such case in which shares of Common Stock are deemed to be issued no further adjustments to the Conversion Rate shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such options or conversion or exchange of such convertible securities. The consideration per share received by the Company for shares of Common Stock deemed to have been issued pursuant to this paragraph relating to options and convertible securities shall be determined by dividing:

(1)	the total amount, if any, received or receivable by the Company as consideration for the issuance of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

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(2)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

Notwithstanding the foregoing, if the terms of any option or convertible security, the issuance of which resulted in an adjustment to the Conversion Rate of the Notes pursuant to this subsection 6.05(b), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such option or convertible security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such option or convertible security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such option or convertible security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then effective upon such increase or decrease becoming effective, the conversion rate of the notes computed upon the original issue of such option or convertible security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Rate as would have obtained had such revised terms been in effect upon the original date of issuance of such option or convertible security; provided, however, that any adjustments to the conversion rate pursuant to this paragraph shall not be effective with respect to any Notes that have been converted prior to the date of any of the actions described in this paragraph.

(c)          If the Company distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

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Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

The foregoing increase in the Conversion Rate will be successively made whenever any such rights, options or warrants are distributed and will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such rights, options or warrants are not so distributed, the Conversion Rate will be immediately decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate will be immediately decreased to the Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the two immediately preceding sentences).

In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d)          If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding:

(i)          dividends or distributions of Common Stock or rights, options or warrants as to which an adjustment was effected pursuant to Section 6.05(a) or Section 6.05(b), as the case may be;

(ii)         dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 6.05(e); and

(iii)        Spin-Offs to which the provisions set forth below in this Section 6.05(d) will apply;

then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

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where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=	the Fair Market Value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each Holder of a Note will receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 Principal Amount of the Notes, the amount and kind of Distributed Property that such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such distribution; provided further that if the Board of Directors determines “FMV” for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock for purposes of determining “SP0” as set forth above.

Such increase in the Conversion Rate made pursuant to the immediately preceding paragraph will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this Section 6.05(d) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or Affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where

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CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” (i) as if such Capital Stock or similar equity interest were Common Stock, (ii) by reference to such major non-U.S. securities exchange, if applicable, and (iii) by converting such Last Reported Sales Price into U.S. dollars, if applicable) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to 10 consecutive Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, and the Conversion Date in determining the Applicable Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate will be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

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For purposes of this Section 6.05(d) (and subject in all respect to Section 6.13), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.05(d) (and no adjustment to the Conversion Rate under this Section 6.05(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.05. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets or property, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.05(d) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share of Common Stock redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 6.05(a), Section 6.05(c) and this Section 6.05(d), any dividend or distribution to which this Section 6.05(d) is applicable that also includes one or both of:

(A)         a dividend or distribution of shares of Common Stock to which Section 6.05(a) is applicable (the “Clause A Distribution”); or

(B)         a dividend or distribution of rights, options or warrants to which Section 6.05(c) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 6.05(d) is applicable (the “Clause C Distribution”) and any adjustment to the Conversion Rate required by this Section 6.05(d) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any adjustment to the Conversion Rate required by Section 6.05(a) and Section 6.05(c) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or immediately prior to the Open of Business on such effective date, as applicable” within the meaning of Section 6.05(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 6.05(c).

(e)          If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 - C

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where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of shares of Common Stock.

The increase in the Conversion Rate under this Section 6.05(e) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate will be immediately decreased, effective as of the date the Board of Directors determined not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note will receive, for each $1,000 Principal Amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution.

(f)          If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

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CR1 =	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer of exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, on the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase in the Conversion Rate under this Section 6.05(f) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the Close of Business on the date such tender offer or exchange offer expires; provided that in respect of any conversion within the first 10 consecutive Trading Day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the Conversion Date in determining the Applicable Conversion Rate.

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate will immediately be readjusted to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

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(g)          In addition to those Conversion Rate adjustments required by Sections 6.05(a), 6.05(c), 6.05(d), 6.05(e) and 6.05(f), and to the extent permitted by the Exchange Cap and applicable law and subject to the applicable rules of The NASDAQ Global Select Market (including Market Rule 5635) or, if applicable, any securities exchange on which the Company’s securities are then listed, the Company from time to time (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 6.05(g), the Company shall send to Holders of record of the Notes (with a copy to the Trustee and the Conversion Agent as set forth in Section 6.05(j)) a notice of the increase at least 5 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)          The Conversion Rate will not be adjusted, among other things:

(i)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)         upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee or director benefit plan or program of the Company, or assumed by the Company, or any of the Company’s Subsidiaries;

(iii)        upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued, except as set forth in Section 6.13;

(iv)        upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 6.05(f);

(v)         for a change in the par value of the Common Stock; or

(vi)        for accrued and unpaid interest, and Additional Interest, if any.

(i)           Adjustments to the Conversion Rate under this Article 6 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of the Notes (solely with respect to the Notes to be converted), the Company shall give effect to all adjustments that Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

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(j)           Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s last address appearing in the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           In any case in which this Section 6.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 6.03.

(l)           For purposes of this Section 6.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 6.06         Effect of Reclassification, Consolidation, Merger or Sale. In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 13.01 providing for the right to convert each $1,000 Principal Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If such Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by holders of Common Stock. The Company shall notify Holders of the Notes of such weighted average (with a copy to the Trustee and Conversion Agent) as soon as practicable after such determination is made. The Company shall not become a party to any Merger Event unless its terms are consistent with the foregoing.

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The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 6.06 applies to any event or occurrence, Section 6.05 shall not apply.

Section 6.07         Adjustments of Prices. Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices or the Daily VWAP over a span of multiple days (including with respect to the Share Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described in Section 6.05) determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during when Last Reported Sale Prices or the Daily VWAP are to be calculated. Such adjustments will be effective as of the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event causing the adjustment to the Conversion Rate.

Section 6.08         Adjustment upon a Make-Whole Fundamental Change.

(a)          If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock, including the Additional Shares, as provided under Section 6.03, and subject to Section 6.04. If the consideration for the shares of Common Stock in any Make-Whole Fundamental Change described in clause (2)(A) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of the Notes following the Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Share Price for the transaction and will be deemed to be, per $1,000 Principal Amount of Notes, an amount equal to the Applicable Conversion Rate (including any adjustment as described in this Section 6.08) multiplied by such Share Price.

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(c)          The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change. If the holders of the shares of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2)(A) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

(d)          The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 6.05.

(e)          The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)          If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)         If the Share Price is greater than $20.0 per share (subject to adjustment in the same manner and at the same time as the Share Prices pursuant to Section 6.08(d)), no Additional Shares will be added to the Conversion Rate.

(iii)        If the Share Price is less than $1.25 per share (subject to adjustment in the same manner and at the same time as the Share Prices pursuant to Section 6.08(d)), no Additional Shares will be added to the Conversion Rate.

(f)          If a Holder of Notes elects to convert its Notes prior to the Effective Date of any Make-Whole Fundamental Change, and the Make-Whole Fundamental Change does not occur, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(g)          The Company shall notify Holders (with a copy to the Trustee and the Conversion Agent) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

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Section 6.09         Taxes on Shares Issued. Any issue of share certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.10         Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 6.11         Responsibility of Trustee and Conversion Agent. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion, with respect to Common Stock paid in connection with any Interest Payment Date, or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 6. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 6.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

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Section 6.12         Notice to Holders Prior to Certain Actions. In case:

(a)          the Company shall declare a dividend (or any other distribution) on Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 6.05; or

(b)          the Company shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of options, rights or warrants to subscribe for or purchase any share of any class or any other options, rights or warrants; or

(c)          of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or

(d)          of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing in the Register, as promptly as practicable, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

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Section 6.13         Shareholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 6, including in connection with an Early Conversion Payment, shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any current or subsequent shareholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed, to all holders of the Common Stock, Distributed Property as described in Section 6.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 6.14         Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 6 shall be conclusive if made in good faith and in accordance with the provisions of this Article 6, absent manifest error, and set forth in a Board Resolution.

Article 7.
PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 7.01         Purchase at Option of Holders upon a Fundamental Change.

(a)          Generally. If a Fundamental Change occurs at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date specified by the Company that is no earlier than the 15th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to One Hundred Twenty Percent (120%) of the Principal Amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date or, in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes, the day on which such Default is no longer continuing (the “Fundamental Change Purchase Price”); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date, subject to DTC’s applicable procedures, and the Fundamental Change Purchase Price will be equal to 100% of the Principal Amount of the Notes to be purchased.

Purchases of Notes under this Section 7.01 shall be made, at the option of the Holder thereof upon:

(i)          delivery to the Paying Agent of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify:

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(A)         if the Notes are Physical Notes, the certificate numbers of the Holder’s Notes to be delivered for purchase;

(B)         the portion of the Principal Amount of the Holder’s Notes to be purchased, which must be $1,000 or an integral multiple in excess thereof; and

(C)         that the Holder’s Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and

(ii)         delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 7.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice; provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 7.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 7.01 shall have the right to withdraw such Fundamental Change Purchase Notice (in whole or in part) at any time prior to the Close of Business on (i) the Business Day prior to the Fundamental Change Purchase Date or (ii) in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes, the Business Day immediately preceding the day on which such Default is no longer continuing, in either case, by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 7.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)          Fundamental Change Company Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail or otherwise sent electronically in accordance with the applicable procedures of the Depositary in the case of Global Notes. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

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Each Fundamental Change Company Notice will specify:

(i)          the events causing the Fundamental Change;

(ii)         the date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the purchase right;

(iv)        the Fundamental Change Purchase Price;

(v)         the Fundamental Change Purchase Date;

(vi)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)       if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(viii)      if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 7.03; and

(ix)         the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 7.01.

(c)          No Payment During an Acceleration. Notwithstanding the foregoing, no Notes may be purchased by the Company at the option of the Holders pursuant to this Section 7.01 if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes).

(d)          Payment of Fundamental Change Purchase Price. The Notes to be purchased pursuant to this Section 7.01 shall be paid for in cash.

Section 7.02         Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 7.01(a), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 7.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be payable to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 7.01(a) have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 7.01(a).

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Section 7.03         Withdrawal of Fundamental Change Purchase Notice.

(a)          A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice prior to the Close of Business on (i) the Business Day immediately preceding the relevant Fundamental Change Purchase Date or (ii) in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes, the Business Day immediately preceding the day on which such Default is no longer continuing, specifying:

(i)          the Principal Amount of the withdrawn Notes;

(ii)         if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and

(iii)        the Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which must be $1,000 or an integral multiple of $1,000 in excess thereof;

provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

Section 7.04         Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 7.04. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of any Note surrendered for purchase and not withdrawn in accordance with this Indenture as of the Close of Business on the Fundamental Change Purchase Date, then immediately following the Close of Business on the Fundamental Change Purchase Date, (a) any such Note will cease to be outstanding and interest will cease to accrue thereon on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Note).

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Section 7.05         Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.

Section 7.06         Covenant to Comply With Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 7.01, the Company shall, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, file a Schedule TO or any other required schedule under the Exchange Act and otherwise comply with all federal and state securities laws.

Section 7.07         Repayment to the Company. Subject to the requirements of any applicable abandoned property laws, regardless of who acts as Paying Agent, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 7.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

Article 8.
EVENTS OF DEFAULT; REMEDIES

Section 8.01         Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          default by the Company in any payment of interest on any Notes when due and payable and such default continues for a period of fifteen (15) days;

(b)          default by the Company in the payment of the Principal Amount of any Note when due and payable on the Maturity Date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise;

(c)          failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, including the delivery of shares of Common Stock and Early Conversion Payment, if applicable, and such failure continues for a period of three Business Days;

(d)          failure by the Company to provide the Fundamental Change Company Notice to Holders required pursuant to Section 7.01(b) hereof when due, and such failure continues for five Business Days;

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(e)          failure by the Company to comply with its obligations under Article 9 hereof;

(f)           failure by the Company in the performance of any other covenant or agreement of the Company in the Notes or in this Indenture that continues for a period of 60 days after receipt by the Company of a Notice of Default;

(g)          default by the Company or any Subsidiary of the Company with respect to any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such indebtedness or guarantee now exists, or will hereafter be created, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default or (ii) results in the acceleration of such indebtedness prior to its express maturity, and in each case in clause (i) or (ii), the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness that has not been paid when due, or the maturity of which has been so accelerated, aggregates $1.5 million or more;

(h)          a final judgment for the payment of $1.5 million or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)           the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(j)           the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of such entity’s property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; and

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(k)          except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

The Trustee will not be charged with knowledge of any fact, Default or Event of Default unless either (1) a Trust Officer has actual knowledge of such fact, Default or Event of Default or (ii) written notice thereof will have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company or any Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes.

Section 8.02         Acceleration of Maturity: Waiver of Past Defaults and Rescission.

(a)          If an Event of Default (other than those specified in Section 8.01(i) and Section 8.01(j) involving the Company, and as otherwise provided in Section 8.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes may declare 100% of the Principal Amount plus accrued and unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest plus, except to the extent prohibited by applicable law, a payment equal to the remaining scheduled payments of interest that would have been made on the Notes from the date of the Event of Default (or, in the case of an Event of Default between a Regular Record Date and the following Interest Payment Date, from such Interest Payment Date) until the first to occur of the Maturity Date and September 23, 2019, shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 8.01(i) or Section 8.01(j) with respect to the Company (but not with respect to any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, in the aggregate, would constitute a Significant Subsidiary of the Company), 100% of the Principal Amount plus accrued and unpaid interest on all outstanding Notes plus, except to the extent prohibited by applicable law, a payment equal to the remaining scheduled payments of interest that would have been made on the Notes from the date of the Event of Default (or, in the case of an Event of Default between a Regular Record Date and the following Interest Payment Date, from such Interest Payment Date) until the first to occur of the Maturity Date and September 23, 2019, will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

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(b)          The Holders of a majority in aggregate Principal Amount of the outstanding Notes, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 8 provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 8.01(a), Section 8.01(b) or Section 8.01(c), or in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if:

(i)          such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)         all existing Events of Default have been cured or waived.

Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 8.03         Additional Interest.

(a)          If, at any time during the six-month period beginning on, and including, the date which is six months after the Issue Date, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Notes (other than Affiliate Notes) are not otherwise Freely Tradable (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes which shall accrue at the rate of 0.50% per annum of the Principal Amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the Notes are not Freely Tradable (ending on the date that is one year from the Issue Date).

Further, if, and for so long as, the Restrictive Notes Legend has not been removed from the Notes (other than Affiliate Notes), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable as of the 375th day after the Issue Date, the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the Principal Amount of Notes outstanding until the Restrictive Notes Legend has been removed in accordance with Section 3.08, the Notes are assigned an unrestricted CUSIP number and the Notes are Freely Tradable.

Notwithstanding anything to the contrary in this Indenture, in no event shall the aggregate amount of Additional Interest payable pursuant to this Section 8.03(a), Section 8.03(b) hereof and Section 6 of the Registration Rights Agreement exceed 1.00% per annum.

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The obligations of the Company pursuant to this Section 8.03(a) are separate and distinct from, and in addition to, the obligations of the Company pursuant to Section 8.03(b), subject to proviso to the first paragraph of this Section 8.03(a). Any Additional Interest payable pursuant to this Section 8.03(a) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 2.03. The Company shall notify the Trustee and the Holders in writing of any Additional Interest due under Section 8.03 (a) at least 15 days prior to each Interest Payment Date, as applicable.

(b)          Notwithstanding anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.08 hereof will (i) for the first 180 days after the occurrence of such an Event of Default (which, for the avoidance of doubt, will not occur until the Notice of Default has been provided, and the related 60-day period has passed) consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the Principal Amount of outstanding Notes and (ii) from the 181st day until the 360th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the Principal Amount of outstanding Notes. The Additional Interest payable pursuant to this Section 8.03(b) will be in addition to any Additional Interest that may accrue pursuant to Section 8.03(a) (subject to the proviso to the first paragraph of such Section). If the Company so elects, the Additional Interest payable under this Section 8.03(b) will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 360th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 361st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 361st day, Additional Interest payable pursuant to this Section 8.03(b) will cease to accrue and the Notes will be subject to acceleration as provided in Section 8.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 8.03(b) upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 8.02. Any Additional Interest payable pursuant to this Section 8.03(b) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 2.03, except that payment shall be in cash on the final Interest Payment Date.

In order to elect to pay the Additional Interest payable pursuant to this Section 8.03(b) as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.08 in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent in writing of such election on or before the Close of Business on the date on which such Event of Default first occurs (which, for the avoidance of doubt, will not occur until the Notice of Default has been provided, and the related 60-day period has passed). Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in Section 8.02. For avoidance of doubt, the Trustee shall send the Notice of Default under this Section 8.03(b) only if it is directed to do so by the Holders in accordance with this Indenture.

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Section 8.04         Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest on the Maturity Date therefor or in the payment of the Fundamental Change Purchase Price in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 8.05         Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under this Indenture and applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.06         Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 10.07;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the Principal Amount, Redemption Price, Fundamental Change Purchase Price or interest (including Additional Interest, if any) as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

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THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 8.07         Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 8.01(a), Section 8.01(b) or Section 8.01(c)) unless:

(i)          such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii)         the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)        such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)        the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and

(v)         no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 8.08         Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount (including the Redemption Price or the Fundamental Change Purchase Price or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or any Fundamental Change Purchase Date or otherwise, as applicable), any accrued and unpaid interest (including Additional Interest, if any) and to convert the Notes in accordance with Article 6 (including the receipt of the Early Conversion Payment), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 8.09         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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Section 8.10         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.11         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.12         Control by Holders. The Holders of a majority in aggregate Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, if an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care and skill that a prudent person would use under the circumstances in the conduct of its own affairs. Furthermore, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it against all losses, liability and expenses caused by taking or not taking such action.

Section 8.13         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess costs, including attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after the Maturity Date of such Note or the Fundamental Change Purchase Date.

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Section 8.14         Violations of Certain Covenants. A violation of Section 4.08 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

Article 9.
MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 9.01         Company May Consolidate, etc., only on Certain Terms. The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of Company’s assets to another Person or group of affiliated Persons, except that the Company may consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person if:

(i)          the Company is the surviving Person or the resulting, surviving, transferee or successor Person (the “Successor Company”) (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and such Successor Company (if not the Company) expressly assumes by an indenture supplemental hereto all obligations of the Company under this Indenture, including payment of the Principal Amount and interest on the Notes, and the performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, and expressly assumes by a supplement all obligations of the Company under the Registration Rights Agreement, and the performance and observance of all of the covenants and conditions of the Registration Rights Agreement to be performed by the Company;

(ii)         immediately after giving effect to such transaction, no Default under this Indenture has occurred and is continuing;

(iii)        if, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, (x) the Notes would become convertible pursuant to the terms of this Indenture into securities issued by an issuer other than the Successor Company, and (y) such Successor Company is a wholly owned Subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer will fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under the Notes; and

(iv)        the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, sale, conveyance, transfer lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 9 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 9.02         Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer, lease or other disposal of all or substantially all of the Company’s assets to another Person in accordance with Section 9.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposal is made will succeed to, and may exercise every right and power of, the Company under this Indenture and the Registration Rights Agreement with the same effect as if such Successor Company had been named as the Company herein and therein, and thereafter. If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this Indenture, the Registration Rights Agreement and the Notes, except in the case of a lease of all or substantially all of its properties and assets.

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Article 10.
THE TRUSTEE

Section 10.01       Duties and Responsibilities of Trustee.

(a)          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A)         the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)         in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts;

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(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)        whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(v)         the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes;

(vi)        if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(vii)       The Trustee shall have no responsibility with respect to any information, statement or recital in any private placement memorandum or other disclosure material prepared or distributed with respect to the Notes or for compliance with any securities laws in connection with the issuance, sale, or conversion of the Notes, which shall be the sole responsibility of the Company;

(viii)      In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(ix)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder;

(x)          Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes; and

(xi)         In the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

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Subsections 10.01(b)(ii)-(xi) do not limit the effect of subsection 10.01(b)(i).

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, as Custodian, Registrar, Paying Agent, Conversion Agent, or transfer agent hereunder), and to each agent, custodian and other Person employed to act hereunder.

Section 10.02       Notice of Defaults. The Trustee shall give the Holders notice of any Default of which a Trust Officer has actual knowledge or is deemed to have notice under Section 10.03(i) within 90 days after the knowledge thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of Principal Amount of, or interest on, any of the Notes or Fundamental Change Purchase Price or a default in the delivery of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 10.03       Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01:

(a)          the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original, facsimile or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company;

(c)          the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

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(e)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

(f)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)          the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)           the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)          the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(l)           the Trustee shall not be obligated to take possession of any Common Stock, whether upon conversion or in connection with any discharge of this Indenture pursuant to Article 12 hereof, but shall satisfy its obligation as Conversion Agent by working through the stock transfer agent of the Company from time to time as directed by the Company.

Section 10.04       No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

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Section 10.05       Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

Section 10.06       Monies to be Held in Trust. Subject to the provisions of Section 12.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 10.07       Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be (as determined by a final, non-appealable order of a court of competent jurisdiction), and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(i) or Section 8.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 10.08       Officers’ Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

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Section 10.09       Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 10.10       Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 10.11       Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 8.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)          the Trustee shall fail to comply with Section 10.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)        the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

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then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.13, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within 10 days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12.

Section 10.12       Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.07. The obligation of the Company under Section 10.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

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No successor trustee shall accept appointment as provided in this Section 10.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 10.09 and be eligible under the provisions of Section 10.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register (or otherwise send in accordance with the applicable procedures of the Depositary in the case of Global Notes). If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 10.13       Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 10.09 and eligible under the provisions of Section 10.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 10.14       Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 10.15       Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

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Article 11.
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 11.01       Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i)          semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(ii)         at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 11.02       Preservation of Information; Communications to Holders

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

(b)          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law.

Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

Section 11.03       Reports by Trustee.

(a)         From the date on which this Indenture is qualified under the Trust Indenture Act, as promptly as practicable after each September 15 beginning with the September 15 following the date of this Indenture, and in any event within 12 months of the last such report, the Trustee shall send to each Holder, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such September 15 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. From the date on which this Indenture is qualified under the Trust Indenture Act, the Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act.

(b)         A copy of each report transmitted to Holders pursuant to this Section 11.03 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the shares of Common Stock underlying the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the shares of Common Stock underlying the Notes are listed on any national securities exchange and of any delisting thereof.

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Article 12.
SATISFACTION AND DISCHARGE

Section 12.01       Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash or shares of Common Stock (in the case of any conversion) sufficient to pay on the Maturity Date, upon any Fundamental Change Date or upon any conversion (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest or shares of Common Stock and Early Conversion Payment, if applicable (in the case of any conversion) due to such Maturity Date, Fundamental Change Purchase Date or upon conversion, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or deliver or cause to be paid or delivered all other sums payable or deliverable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest or (in the case of any conversion) shares of Common Stock and Early Conversion Payment, if applicable, on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. The obligation of the Company under Section 10.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 12.02       Deposited Monies to be Held in Trust by Trustee. Subject to Section 12.04, all monies and shares of Common Stock deposited with the Trustee pursuant to Section 12.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or delivery upon conversion thereof have been deposited with the Trustee, of all sums and amounts due thereon for principal and interest or upon conversion.

Section 12.03       Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 12.04       Return of Unclaimed Monies. Subject to the requirements of applicable abandoned property laws, any monies or shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes or shares of Common Stock, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

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Section 12.05       Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 12.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or delivery of shares of Common Stock due upon conversion following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, or delivery from the shares of Common Stock, as the case may be, held by the Trustee or Paying Agent.

Article 13.
SUPPLEMENTAL INDENTURES

Section 13.01       Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)          to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by the Company and evidenced in an Officers’ Certificate;

(ii)         to provide for the assumption by a Successor Company of the obligations of the Company or Guarantors contained herein and the Note Guarantees;

(iii)        to add additional guarantees with respect to the Notes;

(iv)        to secure the Notes;

(v)         to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(vi)        make any change that does not adversely affect the rights of any Holder, as determined in good faith by the Company and evidenced in an Officers’ Certificate;

(vii)       increase the Conversion Rate or provide for a change to Reference Property as provided herein;

(viii)      provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under this Indenture by more than one trustee;

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(ix)         complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(x)          to allow any Guarantor to execute a supplemental indenture and/or Note Guarantee with respect to the Notes; or

(xi)         to conform the provisions of this Indenture to the “Description of Notes” section in the Private Placement Memorandum, as evidenced in an Officers’ Certificate.

Section 13.02       Supplemental Indentures with Consent of Holders. With the consent of the Holders (other than the Company and any Person controlled by the Company (within the meaning of the definition of the term “Affiliate”)) of not less than a majority in Principal Amount of the outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby, among other things:

(i)          reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past default;

(ii)         reduce the rate of, or extend the stated time of payment of, any interest on any Note;

(iii)        reduce the Principal Amount of, or extend the Maturity Date of, any Note;

(iv)        make any change that impairs or adversely affects the conversion rights of any Note as determined in good faith by the Company;

(v)         reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)        make any Note payable in a currency other than that stated in the Notes;

(vii)       impair the right of any Holder to receive payment of principal of, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii)      change the ranking of the Notes;

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(ix)         release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms hereof; or

(x)          modify any of the provisions of this Section 13.02 or Section 8.02(b).

In addition, Section 6.04 (a) may not, regardless of the consent of any Holders, be amended or waived in any respect unless (A) the amendment provisions of this Section 13.02 as to non-enumerated amendments is complied with and (B) the Company receives an approval from the NASDAQ Stock Market, delivered to the Trustee, confirming that such amendment or waiver would not result in a violation of Rule 5635 of the NASDAQ Stock Market or if applicable any equivalent rule of any other Principal Market.

Sections. 6.04(c), (d), (e), (f) and (g) may not be amended or waived by any party hereunder, regardless of the consent of any Holders or the Company.

In addition, the limitations in Section 4.13 hereof may not be amended or waived without the prior consent of the Holders of at least two-thirds of the aggregate principal amount of Notes then outstanding. Additionally, the Trustee shall be entitled to conclusively rely on the consents, Acts of Holders and calculations delivered by the Company to the Trustee.

It shall not be necessary for any Act of Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 13.03       Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 13 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 10.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 13.04       Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 13, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 13.05       Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

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Section 13.06       Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be delivered to each Holder, at such Holder’s address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.

Section 13.07       Compliance with the Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

Article 14.
MISCELLANEOUS

Section 14.01       Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company and/or any Guarantor:

Digital Turbine, Inc.
300 Guadalupe Street, Suite 302
Austin, TX 78701
Attention: Chief Executive Officer
Facsimile: (737) 210-8855

with a copy to:

Manatt, Phelps & Phillips, LLP
11355 W. Olympic Blvd.
Los Angeles, CA 90064
Attention: Ben D. Orlanski
Facsimile: (310) 312-4000

if to the Trustee:

U.S. Bank National Association
633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Attention: Bradley Scarbrough, Vice President (Digital Turbine Convertible Notes)

Facsimile: (213) 615-6197

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

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Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the Applicable Procedures.

Section 14.02       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)          an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          if requested by the Trustee, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.03       When Notes Are Disregarded. In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 14.04       Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.05       Legal Holidays. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Maturity Date or Fundamental Change Purchase Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date or Fundamental Change Purchase Date, as the case may be.

Section 14.06       Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 14.07       No Recourse against Others. An incorporator, director, officer, employee, Affiliate or shareholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 14.08       Successors. All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.09       Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile or by electronic means shall be effective as delivery of a manually executed counterpart thereof.

Section 14.10       Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.11       Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.12       Calculations. Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, VWAPs, the Exchange Cap, the Fundamental Change Repurchase Price, the Redemption Price, Additional Interest, accrued interest payable on the Notes and the conversion rate of the Notes. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 14.13       Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

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Section 14.14       Consent to Jurisdiction.

(a)          The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b)          The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 14.15       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16       U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.17       Conflict with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Article 15.
NOTE GUARANTEES

Section 15.01       Guarantee.

(a)          Subject to this Article 15, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

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(i)          the principal of, Additional Interest, if any, and interest on, and any other payment due to Holders pursuant to, the Notes or this Indenture will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)         in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)          The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)          Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

(i)          the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 8 hereof for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and

(ii)         in the event of any declaration of acceleration of such obligations as provided in Article 8 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees.

110

The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Section 15.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or any similar federal, state, provincial or other applicable law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 15, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 15.03       Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 15.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 15.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any Guarantor acquires or creates another Subsidiary after the date of this Indenture, if required by Section 4.14 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.14 hereof and this Article 15, to the extent applicable.

Section 15.04       Guarantors May Consolidate, etc., on Certain Terms.

A Guarantor may not sell or otherwise dispose of all or substantially all of their assets (other than assets determined to be held by such Guarantor as a qualified intermediary on behalf of third-party taxpayers pursuant to Internal Revenue Code Section 1031) to, or amalgamate or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company, unless:

111

(i)          immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)         the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such amalgamation, consolidation or merger assumes all the obligations of such Guarantor under this Indenture and a Note Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 15.05       Releases.

Upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor, not released from its obligations under its Note Guarantee as provided in Section 15.04 or this Section 15.05, will remain liable for the full amount of principal of, Additional Interest, if any, and interest on, and any other payment due to Holders pursuant to, the Notes or this Indenture and for the other obligations of any Guarantor under this Indenture as provided in this Article 15.

[Remainder of the page intentionally left blank]

112

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DIGITAL TURBINE, INC.

By:
Name:	William Stone
Title:	Chief Executive Officer

By:
Name:	Barrett Garrison
Title:	Chief Financial Officer

GUARANTORS:

Digital Turbine USA, Inc., a Delaware corporation

By:
Name:
Title:

Digital Turbine Media, Inc., a Delaware corporation

By:
Name:
Title:

Digital Turbine (EMEA) Ltd., a company formed under the laws of Israel

By:
Name:
Title:

By:
Name:
Title:

Digital Turbine Asia Pacific Pty Ltd., a company formed under the laws of Australia

By:
Name:
Title:

113

[Trustee Signature Follows]

114

U.S. Bank National Association
as Trustee

By:
Name:
Title:

115

Schedule A

Share Price

Effective Date	$1.25	$1.56	$2.00	$2.50	$3.00	$3.50	$4.00	$5.00	$7.50	$10.00	$15.00	$20.00
23-Sep-16	160.000	137.528	122.927	110.849	100.840	85.207	73.564	57.386	36.135	25.770	15.844	11.222
23-Sep-17	132.007	110.253	98.225	88.380	80.288	67.747	58.465	45.616	28.734	20.461	12.485	8.770
23-Sep-18	104.013	80.313	70.355	62.570	56.399	47.172	40.545	31.544	19.806	14.016	8.358	5.711
23-Sep-19	76.020	44.327	34.464	28.428	24.566	19.866	16.941	13.181	8.313	5.887	3.468	2.287
23-Sep-20	48.027	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

1

EXHIBIT A

[FORM OF RESTRICTED LEGEND]

THIS SECURITY, THE ATTACHED GUARANTEE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF DIGITAL TURBINE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE THIS SECURITY, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THIS SECURITY AND BENEFICIAL INTERESTS HEREIN HAS BECOME EFFECTIVE; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY RESELL THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

A-2

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officers’ Certificate

[NAME OF OFFICER], the [TITLE] of Digital Turbine, Inc., a Delaware corporation (the “Company”) and [NAME OF OFFICER], the [TITLE] of the Company do hereby certify, in connection with the sale of $16 million of the Company’s 8.75% Convertible Senior Notes due 2020 (the “Notes”) pursuant to the terms of the Indenture, dated as of September 28, 2016 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company and U.S. Bank, National Association (the “Trustee”), that:

The undersigned are permitted to sign this “Officers’ Certificate” on behalf of the Company, as the term “Officers’ Certificate” is defined in the Indenture.

The undersigned have read, and thoroughly examined, the Indenture and the definitions therein relating thereto. Any capitalized terms used but not defined herein have the meanings given to them in the Indenture.

In the opinion of the undersigned, the undersigned have made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein as provided for in the Indenture have been complied with.

All conditions precedent described herein as provided for in the Indenture have been complied with.

The Notes have become Freely Tradable.

In accordance with Section 3.08 of the Indenture, the Company hereby instructs you as follows:

1. To take those actions necessary so that the Restricted Notes Legend and set forth on the Restricted Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2. To take those actions necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be 25400W AB8, in accordance with the terms and conditions of the Global Notes and as provided in the Indenture, without further action on the part of the Holders.

[Signature page follows.]

B-1

IN WITNESS WHEREOF, we have signed this certificate as of [              ].

DIGITAL TURBINE, INC.,

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF NOTATION OF NOTE GUARANTEE]

NOTATION OF NOTE GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 28, 2016 (the “Indenture’”) among Digital Turbine, Inc., (the “Company”), the Guarantors party thereto and U.S. Bank N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders and the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Pages Follow]

C-1

GUARANTORS:

Digital Turbine USA, Inc., a Delaware corporation

By:
Name:
Title:

Digital Turbine Media, Inc., a Delaware corporation

By:
Name:
Title:

Digital Turbine (EMEA) Ltd., a company formed under the laws of Israel

By:
Name:
Title:

By:
Name:
Title:

Digital Turbine Asia Pacific Pty Ltd., a company formed under the laws of Australia

By:
Name:
Title:

C-2